UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 25049

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Charming Shoppes, Inc.

(Name of Registrant as Specified in Its Charter)

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CHARMING SHOPPES, INC.

450 WINKS LANE

BENSALEM, PENNSYLVANIA 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JUNE 26, 2003

We are pleased to give you this notice of our 2003 Annual Meeting of Shareholders:

Time and Date:	10:00 a.m. on Thursday, June 26, 2003

Place:	Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania 19020

Items of Business:	1. To elect two Class A Directors of Charming Shoppes
2. To approve the proposed 2003 Non-Employee Directors Compensation Plan authorizing the availability of 600,000 shares for grants and awards to non-employee Directors
3. To approve the proposed 2003 Incentive Compensation Plan to preserve Charming Shoppes’ tax deductions
4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Record Date:	You are entitled to attend and vote at the Annual Meeting if you were a holder of record of Common Stock at the close of business on May 7, 2003.

Annual Report:	Our 2002 Annual Report is enclosed.

Proxy Materials:	A Proxy Statement, Proxy Card and postage-paid return envelope are also enclosed.

Proxy Voting:

If you are unable to attend in person, please fill out and return the enclosed Proxy Card so that your shares will be represented and voted at the Annual Meeting. An envelope with postage paid, if mailed in the United States, is provided for this purpose.

By Order of the Board of Directors

Colin D. Stern

Secretary

May 22, 2003

CHARMING SHOPPES, INC.

450 WINKS LANE

BENSALEM, PENNSYLVANIA 19020

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Charming Shoppes, Inc. (“Charming Shoppes,” “we” or “us”), a Pennsylvania corporation, of proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournment thereof.

You are invited to attend our Annual Meeting of Shareholders (the “Meeting”) on Thursday, June 26, 2003, beginning at 10:00 a.m. The Meeting will be held at our headquarters, at 450 Winks Lane, Bensalem, Pennsylvania 19020.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, proxy card and 2002 Annual Report are being mailed to shareholders entitled to vote at the Meeting starting May 22, 2003.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Annual Meeting, holders of Charming Shoppes Common Stock will consider and act upon the following matters:

—	Election of two Class A Directors of Charming Shoppes;

—	Approval of the proposed 2003 Non-Employee Directors Compensation Plan authorizing the availability of 600,000 shares of Common Stock for grants and awards to non-employee Directors;

—	Approval of the proposed 2003 Incentive Compensation Plan to preserve Charming Shoppes’ tax deductions; and

—	Transact such other business as may properly come before the Meeting or any adjournment thereof.

Who is entitled to vote at the Meeting?

Only shareholders of record on May 7, 2003, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote. There is no cumulative voting.

How do shareholders vote?

You may vote at the Meeting in person or by proxy.

If a shareholder gives a proxy, how are the shares voted?

Proxies received by us prior to the Meeting will be voted at the Meeting in accordance with the instructions contained on the proxy card. The proxy card provides a means for you to direct how the proxies will vote your shares.

If you do not give voting instructions on your proxy card, your shares will be voted by the Proxy Committee of the Board of Directors (the “Proxy Committee”) on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board, in the discretion of the Proxy Committee. Thus, for example, if you do not give instructions on your Proxy Card, and a nominee for Director withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Committee for any substitute nominee as may be nominated by the Board of Directors.

It is possible that matters other than those listed above may be brought before shareholders at the Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the Proxy Committee will vote your shares on the matter as recommended by the Board of Directors, or, if no recommendation is given, the Proxy Committee will vote your shares in their discretion. In any event, the Proxy Committee must comply with the rules of the Securities and Exchange Commission when exercising proxies on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Meeting which was timely in accordance with our Bylaws. The Proxy Committee consists of Dorrit J. Bern, Chairman of the Board of Directors, President and Chief Executive Officer, and Joseph L. Castle, II, a member of the Board of Directors.

You may change any vote by proxy or revoke a proxy before the proxy is exercised by filing with the Secretary of Charming Shoppes either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

How many shares are outstanding and what constitutes a quorum?

At the close of business on May 7, 2003, 112,981,470 shares of Common Stock were outstanding. Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes and shares voted as “abstentions” or subject to broker non-votes still count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

The two nominees for election as Directors who receive the greatest number of votes will be elected Directors. Approval of the 2003 Non-Employee Directors Compensation Plan and the 2003 Incentive Compensation Plan, and any other matter that comes before the Meeting, will require the affirmative vote of a majority of the votes cast on the matter. Withheld votes, abstentions and broker non-votes will not be taken into account and will have no effect on the outcome of the election of Directors or the approval of the Plans or other matters that may come before the Meeting. A broker non-vote occurs if a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item.

What are th e Board’s recommendations?

The Board recommends a vote FOR the election of the two nominees proposed for election as Directors, FOR the approval of the 2003 Non-Employee Directors Compensation Plan and FOR the approval of the 2003 Incentive Compensation Plan.

Other Information

A copy of Charming Shoppes’ Annual Report for the fiscal year ended February 1, 2003 (“fiscal 2003”) accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

Our mailing address is Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020. Our corporate website address is www.charmingshoppes.com. The contents of our website are not incorporated by reference into this Proxy Statement.

DIRECTORS STANDING FOR ELECTION

Our Restated Articles of Incorporation provide for a classified Board of Directors, consisting of three classes of Directors with overlapping three-year terms. One class of Directors is to be elected each year, with a term extending to the third succeeding Annual Meeting and until the Directors’ successors have been duly elected and qualified. The terms of two of the Class A Directors, William O. Albertini and Charles T. Hopkins, are scheduled to expire as of the date of the Meeting. At the Meeting, Mr. Albertini and Mr. Hopkins will be nominated for reelection as Class A Directors for additional three-year terms and until their successors shall have been duly elected and qualified.

Two Class A Directors whose terms are ending at the Annual Meeting will not be standing for reelection. These are Marvin L. Slomowitz and Marjorie Margolies-Mezvinsky.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

BIOGRAPHIES OF DIRECTORS

The following Class A Directors will be nominated for reelection to terms scheduled to end in 2006:

WILLIAM O. ALBERTINI	Director Since 2003

Mr. Albertini, 59, retired in 1999 as Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, Inc., a provider of wireless communication services. Before joining that company, from 1995 to 1997 he served as Executive Vice President and Chief Financial Officer of Bell Atlantic Corporation, and also as a Director of Bell Atlantic. Mr. Albertini is a Director of BlackRock, Inc., Triumph Group, Inc. and Midwest Independent Transmission System Operator, Inc.

CHARLES T. HOPKINS	Director Since 1999

Mr. Hopkins, 60, was associated with the public accounting firm of KPMG LLP from 1966 until 1999. During his term at KPMG LLP, Mr. Hopkins served as an audit partner and an SEC reviewing partner. From 1993 until 1998, Mr. Hopkins was managing partner of KPMG’s Philadelphia Business Unit.

The following Class B Directors are continuing in office, with terms scheduled to end in 2004:

JOSEPH L. CASTLE, II	Director Since 1990

Mr. Castle, 70, was Chairman of our Board of Directors for the period March 21, 1996 through January 30, 1997. He has served as Chairman of the Board of Castle Energy Corporation (“CEC”) since December 1993. He has also served as President, Chief Executive Officer and a Director of CEC since December 1985 and was President and Chairman of the Board of Directors of its predecessor (which merged with a subsidiary of CEC in December 1985) from February 1981 through December 1985. Mr. Castle is a Director of Comcast Corporation and Delta Petroleum Corporation and also serves as Chairman of the Board of Trustees of the Diet Drug Products Liability (“Fen-Phen”) Settlement Trust.

PAMELA S. LEWIS	Director Since 1998

Dr. Lewis, 46, has been the President of Queens University of Charlotte since July 2002. Prior to her appointment as President, Dr. Lewis was the Chief Operating Officer of that institution from March 2001 until July 2002. From June 2000 until March 2001, Dr. Lewis was the Dean of the McColl School of Business, Queens University of Charlotte. From June 1997 to June 2000 she served as Professor of Management and Dean of the Bennett S. LeBow College of Business at Drexel University. From 1992 to 1997, Dr. Lewis served as Chairman of the Department of Management at the University of Central Florida. Her professional specialization is in the field of strategic planning with a particular emphasis on competitive and marketing strategy. She has written and lectured on these topics extensively. Dr. Lewis is a Director of C & D Technologies, Inc.

KATHERINE M. HUDSON	Director Since 2000

Ms. Hudson, 56, is the Chairman of the Board of Directors of Brady Corporation. Prior to her appointment as Chairman, she was the President, Chief Executive Officer and a Director of Brady Corporation from January 1994 until March 31, 2003. Brady Corporation is a leading manufacturer and marketer of complete identification solutions which improve productivity, performance, safety and security. Its products include high-performance labels, signs, software, printers, specialty die-cut materials and data-collection systems. Before joining Brady Corporation, she was a Vice President at Eastman Kodak Company and General Manager of its Professional, Printing and Publishing Imaging Division. Her 24 years at Eastman Kodak Company included positions in finance, communication and public affairs, information systems and the management of instant photography and printing. She is a Director of CNH Global N.V. and serves on the Alverno College Board of Trustees and the Medical College of Wisconsin Board of Trustees.

The following Class C Directors are continuing in office, with terms scheduled to end in 2005:

DORRIT J. BERN	Director Since 1995

Ms. Bern, 53, has been our President and Chief Executive Officer since August 23, 1995 when she joined Charming Shoppes. She also served as Vice Chairman of the Board from August 23, 1995 until January 30, 1997 when she was elected Chairman of the Board. Before joining us, Ms. Bern was employed by Sears, Roebuck & Co., beginning in 1987 during which period she held various merchandising positions culminating with her appointment as Group Vice President of Women’s Apparel and Home Fashions in December 1993. Before joining Sears, Roebuck & Co., Ms. Bern held merchandising positions at other prominent retailers. Ms. Bern is also a Director of Southern Company and Brunswick Corporation.

ALAN ROSSKAMM	Director Since 1992

Mr. Rosskamm, 53, has been Chairman of the Board of Directors of Jo-Ann Stores, Inc. (“Jo-Ann”) since July 1992 and has been the Chief Executive Officer and a Director of Jo-Ann for more than five years. Jo-Ann sells a wide variety of fashion and decorator fabrics, notions, patterns, sewing accessories, crafts, floral and seasonal merchandise under the Jo-Ann Fabrics and Crafts and Jo-Ann etc names.

KENNETH S. OLSHAN	Director Since 1999

Mr. Olshan, 70, currently serves as a member of the Board of Directors of Footstar, Inc. and Well Gen. He has served on the boards of and provided strategic consulting services to a variety of prominent companies. Mr. Olshan was Chairman and Chief Executive Officer of Wells Rich Greene BDDP from 1990 until 1995. He also served as Chairman of Wells Rich Greene Advertising from 1982 to 1990 when the agency was acquired by BDDP, a Paris-based global communications group. Mr. Olshan is a trustee of the Central Park Conservancy.

CORPORATE GOVERNANCE AT CHARMING SHOPPES

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular meetings of the Board and its committees. In addition, to promote open discussion among our non-employee Directors, those Directors meet in regularly scheduled executive sessions without the participation of management or employee Directors.

Board of Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission and current and proposed Nasdaq Marketplace Rules regarding corporate governance policies and procedures. Our Board of Directors intends to amend its governance documents, to the extent necessary, prior to the final rules becoming effective in order to comply with all necessary requirements.

We have also designated Katherine M. Hudson as our “Lead Independent Director.” The Board has determined that Ms. Hudson qualifies as an independent Director under current standards and should qualify under any standard likely to be adopted in the future. The duties of the Lead Independent Director include chairing and setting the agenda for meetings of the non-employee Directors, serving as the principal liaison to the independent Directors, having authority over information sent to members of the Board, and having authority to specify items for the Board agenda.

In accordance with our Bylaws, our Board of Directors has specified that, as of the date of our 2003 Annual Meeting, the number of Directors will be set at eight. Seven of our eight continuing Directors are non-employee Directors, and the Board of Directors has determined that each of these seven Directors is an “independent” Director under the standards currently set forth in the Nasdaq Marketplace Rules. Nasdaq has proposed a new definition of Director “independence.” The Board of Directors believes that each of the seven continuing non-employee Directors would also qualify as “independent” under the proposed Nasdaq rule as well. See also “Committees of the Board of Directors—Audit Committee” below.

During fiscal 2003, our Board of Directors held six meetings. Each continuing member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he or she served. From time to time, the Board acts by unanimous written consent as well. Ms. Margolies-Mezvinsky, who will not stand for reelection at the Meeting, attended less than 75% of the total number of meetings of the Board and Committees on which she served during fiscal 2003.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, Compensation Committee, Stock Option Committee, Corporate Governance and Nominating Committee, and Administration Committee.

The following table presents information regarding the membership of our Board Committees as of the date of this Proxy Statement. Mr. Slomowitz and Ms. Margolies-Mezvinsky will step down as Directors at the Meeting.

Current Board Committee Membership

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	STOCK OPTION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	ADMINISTRATION COMMITTEE

Dorrit J. Bern					+ X

Alan Rosskamm	+			+	+

Kenneth S. Olshan		+	+	+

Marvin L. Slomowitz		+	+

William O. Albertini

Marjorie Margolies-Mezvinsky

Charles T. Hopkins	+ X

Joseph L. Castle, II	+	+	+	+	+

Pamela S. Lewis	+			+ X

Katherine M. Hudson *		+ X	+ X

Number of Meetings in Fiscal 2003 **	8	4	4	6	0

+	Member
X	Chairperson
*	Ms. Hudson has been designated as the Lead Independent Director.
**	The Committees from time to time act by unanimous consent as well.

Audit Committee

The Audit Committee’s charter was most recently approved by the Board of Directors in 2003 and is attached as Appendix A to this Proxy Statement. The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to (a) serve as an independent and objective party to monitor the quality, reliability and integrity of our accounting and financial reporting processes and systems of internal controls and compliance with legal and regulatory requirements, (b) monitor the qualifications, independence and performance of our independent auditors and internal auditors, (c) be directly responsible for the appointment, retention, compensation, including pre-approving all audit and permissible non-audit fees, and the evaluation and oversight of the work of the independent auditors, (d) provide an open avenue of communication among and individually with the independent auditors, internal auditors, members of management and the Board of Directors and take appropriate actions resulting from this interaction, (e) review the scope of the audit to be conducted by the independent auditors, (f) meet with the independent auditors concerning the results of their audit, (g) review with management, the independent auditors and our internal auditors, the selection and disclosure of critical accounting policies and practices, significant financial reporting issues and judgments and estimates made in connection with the preparation of the financial statements and changes in accounting policies and practices and the effect on the financial statements, and (h) review with management and the independent auditors our annual and quarterly financial statements prior to filing them with the Securities and Exchange Commission.

The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules and proposals of the SEC and Nasdaq. In addition, the Board of Directors has determined that Mr. Hopkins would qualify as an “audit committee financial expert” in accordance with the definition of “audit committee financial expert” set forth in Item 401(h)(2) of Regulation S-K, as adopted by the SEC. The Board has made no determination as to whether other members of the Audit Committee do or do not so qualify. Mr. Hopkins acquired these qualifications through his lengthy service as an audit partner and SEC reviewing partner of a major accounting firm, in which capacities he had direct experience in auditing the financial statements of public companies.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs. The Compensation Committee reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board on the administration of compensation plans and the compensation of executives at specified salary levels; and makes recommendations to the Board regarding the compensation of the Chief Executive Officer.

Stock Option Committee

The Stock Option Committee oversees and administers our stock incentive plans. This includes selecting participants and determining the times at which options and other equity-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award. In addition, the Stock Option Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. The Stock Option Committee makes all other determinations necessary or advisable for the administration of these stock incentive plans.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, in consultation with our Chairman of the Board and Chief Executive Officer: (a) reviews and recommends to the Board corporate governance policies and principles for Charming Shoppes, (b) makes recommendations to the Board regarding the size and composition of the Board, (c) recommends to the Board criteria regarding the personal qualifications required for Board membership and service on Board Committees, (d) establishes procedures for the nomination process and recommends candidates for election to the Board of Directors, (e) determines and recommends to the Board appropriate compensation for Directors, (f) evaluates the performance of the Board as a whole, (g) evaluates Board practices and recommends appropriate changes to the Board, and (h) considers various corporate governance issues, including those raised by shareholders and other constituents and recommends appropriate responses to the Board.

Administration Committee

The Administration Committee is authorized to exercise the authority of the Board of Directors on matters of a routine nature between meetings of the Board of Directors.

Director Nominations

Nominations for election as Directors are determined by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider nominations for Directors initiated by shareholders. Our Bylaws establish advance notice procedures for Director nominations, other than by or at the direction of the Board of Directors or Board committee. These procedures generally provide that the notice of a proposed shareholder nomination for election of a Director must be given in writing to the Secretary of Charming Shoppes by the date on which a shareholder proposal would be required to be submitted to us in order to be set forth in our Proxy Statement, in accordance with SEC rules. See also “PROPOSALS FOR 2004 ANNUAL MEETING.” This notice generally must (a) identify the name and address of the nominating shareholder and nominee, (b) contain representations concerning the nominating shareholder’s ownership of Common Stock and intention to appear at the Meeting and make the nomination, and (c) include all relevant information concerning the nominee and his or her relationship or transactions with Charming Shoppes that are required to be disclosed in the Proxy Statement pursuant to SEC rules. Further information may be obtained by contacting the Corporate Secretary.

COMPENSATION OF DIRECTORS

Under our current compensation program for non-employee Directors, each non-employee Director is entitled to:

—	An annual cash retainer of $30,000 with an additional annual retainer of $5,000 for a Committee Chairperson, and meeting fees of $1,500 per Board meeting and $1,000 per committee meeting. A non-employee Director may elect to defer any cash fee as of the time the fee is payable into deferred shares of Common Stock or among other investment alternatives.

—	An automatic annual grant, on the date of the Annual Meeting of Shareholders, of options to purchase 6,500 shares of Common Stock. Each option grant vests on June 1 of the year following grant, subject to earlier vesting in the case of death, disability, or a change in control (as such terms are defined in the Non-Employee Directors Compensation Program or related award agreement thereunder). In addition, the option will not be forfeited if a Director has a mandatory retirement, but will become exercisable at the dates it would have had the Director not been required to retire. If a Director has a voluntary termination, the option will vest on a pro rata basis, proportionate to the part of the year during which the Director served, with the remainder of the option forfeited unless otherwise determined by the Board. An unvested option will be forfeited if a Director is removed from service. A non-employee Director will have one year following termination to exercise a vested option. However, if an option becomes exercisable after retirement, the Director will have one year from the date the option becomes fully vested to exercise the option (but in either case the option expires on the tenth anniversary of its grant date).

—	For a newly elected or appointed non-employee Director, a one-time grant of 10,000 shares of restricted stock that will vest in equal amounts over three years, subject to earlier vesting in the case of death, disability, or change in control. In addition, if a mandatory retirement occurs, the restricted stock that would have vested had the Director served until the next Annual Meeting of Shareholders will vest, but the remaining unvested restricted stock will be forfeited unless otherwise determined by the Board. Unvested restricted stock will be forfeited if a Director is removed from service.

—	An automatic annual grant, on the date of the Annual Meeting of Shareholders, of 3,000 restricted stock units (“RSUs”). RSUs vest on June 1 of the year following grant, subject to earlier vesting in the case of death, disability, or a change in control. In addition, if a Director has a mandatory retirement or a voluntary termination, RSUs will vest on a pro rata basis, proportionate to the part of the year during which the Director served, with the remainder of the RSUs forfeited unless otherwise determined by the Board. Unvested RSUs will be forfeited if a Director is removed from service.

Ms. Bern, who is also an employee of Charming Shoppes, receives no additional compensation for services as a Director or Chairman of the Board.

Shareholders are being asked to approve the 2003 Non-Employee Directors Compensation Plan—See “PROPOSAL TO APPROVE THE 2003 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN.”

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned or paid during each of our last three fiscal years (ended February 1, 2003 (“fiscal 2003”), February 2, 2002 (“fiscal 2002”) and February 3, 2001 (“fiscal 2001”)) to our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving in such capacities at the end of fiscal 2003, based on salary paid and bonus earned during that fiscal year.

					Long-Term Compensation			All Other Compensation ($) (6)
	Fiscal Year (1)	Annual Compensation			Awards
Name and Principal Position		Salary ($) (2)	Bonus ($) (3)	Other Annual Compensation ($) (4)	Restricted Stock Award(s) ($) (5)		Securities Underlying Options (#)
Dorrit J. Bern Chairman of the Board President and Chief Executive Officer	2003 2002 2001	$1,000,000 1,000,000 1,019,231	$557,250 300,000 628,800	$94,437 63,566 66,768	$	— 1,644,000 —	600,000 200,000 —	$93,172 80,458 112,998

Joseph M. Baron Executive Vice President and Chief Operating Officer	2003 2002 2001	383,670 — —	146,965 — —	— — —		72,450 — —	150,000 — —	4,765 — —

Anthony A. DeSabato Executive Vice President and Corporate Director of Human Resources	2003 2002 2001	375,000 355,000 346,539	139,313 — 173,349	— — —		54,000 58,500 61,313	150,000 66,000 66,000	31,870 31,854 35,247

Eric M. Specter Executive Vice President and Chief Financial Officer	2003 2002 2001	375,000 355,000 346,539	139,313 100,000 174,080	— — —		54,000 58,500 61,313	150,000 66,000 66,000	29,716 27,186 28,365

Erna Zint Executive Vice President Sourcing	2003 2002 2001	400,000 400,000 407,692	148,600 — 202,400	201,205 191,606 181,795		24,000 39,000 40,875	40,000 44,000 44,000	— — —

(1)	We have a 52-53 week fiscal year ending the Saturday nearest January 31. Fiscal 2003, which ended February 1, 2003, and fiscal 2002 were each a 52-week fiscal year. Fiscal 2001 was a 53-week fiscal year, so amounts in the table for fiscal 2001 reflect compensation paid for a longer fiscal year.
(2)	Includes all salary amounts deferred under qualified and non-qualified deferred compensation plans.
(3)	Includes all annual incentive amounts deferred under qualified and non-qualified deferred compensation plans. See “REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”
(4)	The amount for fiscal 2003 with respect to Dorrit J. Bern includes $16,229 paid on her behalf for air travel commuting expenses between Ms. Bern’s home in Illinois and our main office in Pennsylvania and $66,733 attributable to her for the rent-free use of an apartment in Philadelphia, Pennsylvania. The amounts for fiscal 2002 and fiscal 2001 for Ms. Bern’s air travel commuting expenses were $14,094 and $17,453 and for her apartment use were $49,472 and $49,315. The amount for the 2003 fiscal year with respect to Erna Zint includes $184,000 paid on her behalf as a housing allowance for living accommodations in Hong Kong, with housing allowance amounts in fiscal 2002 of $184,000 and fiscal 2001 of $174,000. The value of perquisites or other personal benefits received by a named executive officer for whom no amount is disclosed does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.
(5)

Included for fiscal 2003 are 31,000 restricted shares granted to named executive officers valued at $6.00 per share, the closing stock price on February 11, 2002, as follows: Anthony A. DeSabato, 9,000 shares; Eric M. Specter, 9,000 shares; and Erna Zint, 4,000 shares. Joseph M. Baron received 9,000 restricted shares valued at $8.05 per share, the closing price on March 4, 2002. Based on the closing price of $3.36 per share on January 31, 2003, the number of restricted shares held by each of the named executive officers still subject to risk of forfeiture and restrictions on transferability and the aggregate value of these awards at the end of

(notes continued on following page)

fiscal 2003 were as follows: Dorrit J. Bern, 380,000 shares valued at $1,276,800; Joseph M. Baron, 9,000 shares valued at $30,240; Anthony A. DeSabato, 22,800 shares valued at $76,608; Eric M. Specter, 24,200 shares valued at $81,312; and Erna Zint, 14,200 shares valued at $47,712. These restricted shares generally vest as to thirty percent of the shares on each of the third and fourth anniversaries of the date of grant and as to the remaining forty percent of the shares on the fifth anniversary of the date of grant, except that restricted shares granted to the named executive officers (except Dorrit J. Bern) in fiscal 2001 vest in equal annual installments on the first five anniversaries of the date of grant. Dividends are payable on restricted shares when, as, and if dividends are paid on Common Stock.

(6)	Included are contributions in the following amounts made or accrued under our qualified and non-qualified deferred compensation plans on behalf of the named executive officers during fiscal 2003: Dorrit J. Bern, $46,516; Joseph M. Baron, $0; Anthony A. DeSabato, $13,082; Eric M. Specter, $16,613; and Erna Zint, $0. In addition, we had enabled Dorrit J. Bern, Anthony A. DeSabato and Eric M. Specter to obtain life insurance pursuant to “split-dollar” arrangements. Ms. Bern has since converted her policy to a “last to die” policy without additional cost to us. Charming Shoppes is the beneficiary under such policies to the extent of the premiums paid by it. We also enabled Joseph M. Baron to obtain a term life insurance policy for his benefit. Accordingly, the economic values of these benefits included with respect to the 2003 fiscal year are as follows: Dorrit J. Bern, $46,656; Joseph M. Baron, $4,765; Anthony A. DeSabato, $18,788; and Eric M. Specter, $13,103.

Option Grants in Fiscal 2003

The following table provides information relating to options granted to the named executive officers during fiscal 2003. The table indicates the potential realizable value of options granted during the fiscal year assuming the options are exercised immediately prior to their expiration date and assuming the compounded rates of appreciation of our Common Stock over the option term has occurred. The potential realizable value of such options is approximately equal to the amount a purchaser of Common Stock would realize, exclusive of brokerage commissions, assuming (i) the purchase of an equivalent number of shares at the closing market price on the date of grant of the options, (ii) the sale of such shares immediately prior to the options’ expiration date at the closing market price on such date, and (iii) the occurrence of the specified compounded rates of appreciation of the Common Stock over the holding period. This table is presented solely for purposes of complying with SEC rules, and there can be no assurance that the optionees or any purchaser of the Common Stock will actually realize the returns assumed in this table under the circumstances described or any other circumstances. The actual amounts, if any, realized by an optionee or the purchaser of Common Stock will depend upon a number of factors, including the future performance of Charming Shoppes and overall stock market conditions.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#) (2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
Dorrit J. Bern	600,000	20%	$6.00	2/11/05	$567,450	$1,191,600
Joseph M. Baron	150,000	5%	8.05	3/4/05	190,332	399,683
Anthony A. DeSabato	150,000	5%	6.00	2/11/05	141,863	297,900
Eric M. Specter	150,000	5%	6.00	2/11/05	141,863	297,900
Erna Zint	40,000	1.3%	6.00	2/11/05	37,830	79,440

(1)	The potential realizable value of the options does not take into account provisions of certain options providing for termination of the options following the termination of employment or the vesting requirements and risks of forfeiture of the options.
(2)	All of these are non-qualified options to acquire shares of our Common Stock granted with an exercise price equal to the fair market value of the shares of Common Stock on the date of the grant. Such options vest and become exercisable as to all of the shares subject thereto on the first anniversary of the date of grant. The options have a term of three years, subject to earlier expiration at or following termination of employment in certain circumstances. The exercise price may be paid in cash or, with the approval of the Stock Option Committee, in shares of Common Stock owned by the executive officer or a combination of cash and such shares. In the event of a change in control of Charming Shoppes, any unexercisable portion of the options will become immediately exercisable. See “MANAGEMENT COMPENSATION—Employment, Change in Control and Severance Agreements.” An executive officer can elect to have us withhold shares upon exercise to satisfy tax withholding obligations.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below provides information with respect to options exercised by each of the named executive officers during fiscal 2003, as follows: (i) the number of shares of our Common Stock acquired upon exercise of options during fiscal 2003, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and unexercisable stock options held at February 1, 2003, and (iv) the aggregate dollar value of the in-the-money exercisable and unexercisable options at February 1, 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dorrit J. Bern	300,000	1,213,500	860,000	840,000	$—	$—
Joseph M.Baron	—	—	—	150,000	—	—
Anthony A. DeSabato	100,000	422,513	317,200	273,200	—	—
Eric M. Specter	59,243	186,584	496,957	294,400	—	—
Erna Zint	—	—	406,200	126,800	121,250	—

(1)	The closing price of our Common Stock as reported by the Nasdaq National Market on January 31, 2003 was $3.36. Value is calculated on the basis of the aggregate of the difference between the option exercise price of in-the-money options and $3.36 multiplied by the number of shares of Common Stock underlying such options.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The table below gives information concerning the awards to the named executive officers during the fiscal year ended February 1, 2003 for their performance during the three-year performance period covering fiscal 2003 through fiscal 2005. Under our Long-Term Incentive Plan, the executive officers were granted an opportunity to earn cash awards based on Charming Shoppes achieving specified levels of average return on tangible assets over the three-year performance period. Average return on tangible assets is measured by earnings before interest and taxes divided by average tangible assets.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Performance or Other Period Until Maturation or Payout (fiscal years)	Estimated Future Payout Under Non-Stock Price-Based Plans

Name		Threshold($)	Target($)	Maximum($)
Dorrit J. Bern	2003-2005	$175,000	$350,000	$700,000
Joseph M. Baron	2003-2005	50,000	100,000	200,000
Anthony A. DeSabato	2003-2005	50,000	100,000	200,000
Eric M. Specter	2003-2005	50,000	100,000	200,000
Erna Zint	2003-2005	50,000	100,000	200,000

Employment, Change in Control and Severance Agreements

We entered into an employment agreement with Dorrit J. Bern, our President and Chief Executive Officer, in 1999, which was amended in 2003. Under the agreement, Ms. Bern agreed to an employment term of five years, continuing from year to year thereafter unless either Ms. Bern or Charming Shoppes gives the other notice of such party’s intention not to renew the agreement. The agreement provides for a minimum salary of $1,000,000 per year, and entitles Ms. Bern to an annual incentive opportunity with a target opportunity of at least 60% of her base salary and a maximum opportunity of not less than 200% of her targeted incentive opportunity.

Under her agreement, Ms. Bern was granted 200,000 restricted shares of our Common Stock, which vest in equal installments over five years from the date of grant if Ms. Bern remains employed by us through each vesting date. Restrictions on the restricted shares will lapse upon a change in control, which is defined in substantially the same terms that apply to options under our 1993 Employees’ Stock Incentive Plan described below. Restrictions also lapse if Ms. Bern resigns for Good Reason, as defined in the agreement, is terminated without Cause, as defined in the agreement, dies or is terminated due to disability.

The agreement requires that Ms. Bern receive annual grants of options to purchase a minimum of 200,000 shares of our Common Stock. These options are to vest in equal installments over five years from the date of grant, subject to Ms. Bern’s continued employment through the relevant vesting date; provided, however, that options will become fully vested upon a change in control or if Ms. Bern resigns for Good Reason or is terminated without Cause, dies or is terminated due to disability. On February 11, 2002, we granted options to Ms. Bern covering 600,000 shares at an exercise price of $6.00 per share. These options have a three-year term and vest on the first anniversary of the date of grant. This grant was made in lieu of her annual option grants under the agreement for fiscal years 2004 through 2005.

The agreement also provides for Ms. Bern’s participation in our retirement, insurance and other benefit programs. In particular, we purchased a $4,000,000 split dollar life insurance policy on Ms. Bern’s life. As permitted by the policy, Ms. Bern has since converted her policy to a “last to die” policy with a death benefit of $8,000,000, without additional cost to us.

Ms. Bern’s employment may be terminated (a) on her death or retirement, (b) in the event of her disability, (c) on her voluntary termination on at least 90 days prior notice, (d) by us without Cause, (e) by us for Cause, or (f) by Ms. Bern for Good Reason. On her death, retirement, or on termination due to disability, Ms. Bern will be entitled to her base salary through the date of death or termination, and all other vested benefits under our plans and programs. If Ms. Bern is discharged for Cause or she resigns without Good Reason, her entitlement to further compensation generally will be limited to the receipt of her base salary through the effective date of termination, plus all other benefits to which she has a vested right at that time, except that in no event shall she be entitled to receive any annual incentive with respect to the fiscal year in which such termination occurs. If Ms. Bern is discharged without Cause or she resigns for Good Reason, she will be entitled to receive in 24 equal monthly installments an amount equal to two times the sum of her annual base salary plus her targeted annual incentive established for the fiscal year in which termination occurs, and she will be entitled to continuation of all health, welfare and benefit plan participation for two years following termination (unless substantially similar benefits are provided by a successor employer). If, however, such discharge without Cause or resignation for Good Reason occurs within 24 calendar months after a change in control, Ms. Bern instead will be entitled to (a) receive a lump sum amount equal to (i) three times the highest rate of her annualized base salary, (ii) three times the greater of her targeted annual incentive established for the plan year in which her termination occurs or the plan year ending immediately prior to such termination, and (iii) her unpaid targeted annual incentive award established for the year in which her termination occurs pro-rated for the number of days completed during that fiscal year, and (b) continuation of the benefits of health care, life and accident insurance, and disability insurance coverage for three full years after termination. If a golden parachute excise tax would be triggered by these payments or other compensation, we will pay a “gross-up” amount to Ms. Bern sufficient so that the amount she retains of this compensation after tax is equal to the after-tax amount she would have retained had no golden parachute excise taxes applied. A non-renewal of the employment term by Charming Shoppes will be treated as a termination without Cause for purposes of the agreement. The agreement requires us to pay up to $50,000 in legal fees if incurred by Ms. Bern to enforce the agreement, and up to $50,000 in outplacement services, following termination by us without Cause or by Ms. Bern for Good Reason.

During her employment and for a period of 24 months after termination for any reason, Ms. Bern may not, among other things, be financially interested in or associated with any competitor of ours in the United States in the procuring, sale, marketing, promotion or distribution of any product or product lines competitive with any product or product line of ours, nor may she attempt to induce certain employees to terminate their employment with us. As defined in the agreement, “competitor” means a chain of retail stores with 50 or more store locations, provided that the average square footage of the chain’s stores is less than 15,000 square feet.

On March 12, 2003, Erna Zint entered into a new employment agreement with Charming Shoppes which replaced her existing employment agreement. Under the new agreement, Ms. Zint continues to be employed as our Executive Vice President—Sourcing at an annual salary of $400,000 for a term commencing April 1, 2003 and ending on March 31, 2004. Ms. Zint is assigned to perform her duties under the agreement outside the United States, currently in Hong Kong. Ms. Zint’s salary will be reviewed at least annually by the Board of Directors to determine if an increase is appropriate, which increase is in the sole discretion of the Board. Commencing with the fiscal year beginning February 2, 2003, Ms. Zint is entitled to receive additional performance compensation if we achieve certain performance objectives established under our Annual Incentive Plan. The formula and standards for determining this performance compensation are determined by the Compensation Committee, but may not exceed 100% of Ms. Zint’s annual base salary for the applicable year.

Ms. Zint is entitled to certain benefits including, among others, a housing allowance of $15,334 per month during the employment term, the payment of club membership fees and a round-trip airline ticket per year to Europe or the United States in connection with her annual leave which, when possible, will coincide with a business trip. The agreement also provides for Ms. Zint’s participation in our retirement, insurance and other benefit programs. We may terminate Ms. Zint’s employment for Cause, as defined in the agreement, or upon written notice to Ms. Zint for any reason that does not constitute Cause, provided we pay to her the lesser of the amount to be paid during the remainder of the employment term or one year’s base salary (severance) at the rate in effect on the date of any such termination and continue to provide benefits due under the agreement for the period of time covered by such severance. Ms. Zint has also agreed that, for a period of one year after the termination of her employment, she will not solicit the employment of any person who was employed by us on a full or part-time basis at the time of her termination unless such person was involuntarily discharged by us, without our prior consent.

The Board of Directors has approved change in control agreements with certain named executive officers (Joseph M. Baron, Anthony A. DeSabato, Eric M. Specter and Erna Zint) and other members of senior management designated by the Board. These agreements provide for severance and other benefits if, within 24 months following the month in which a change in control of Charming Shoppes (as discussed below) occurs, the executive’s employment is terminated without cause or the executive terminates employment for Good Reason, as defined in the change in control agreements. If a termination following a change in control triggers benefits, the executive will receive:

•	a lump-sum payment of a pro-rated portion of target annual incentive compensation for the year in which the termination occurs;

•	a lump-sum payment equal to the sum of the executive’s highest base salary and highest target annual incentive compensation, times a multiplier of two for more senior executives or one for other executives;

•	life, disability and health benefits following termination for a period of two years for more senior executives or one year for other executives;

•	payment of an allowance up to $30,000 for outplacement expenses;

•	payment of reasonable legal expenses to enforce the agreement up to $35,000;

•	acceleration of the vesting of the executive’s entitlement to benefits under the executive’s split-dollar life insurance and the payment of annual premiums with respect to that insurance; and

•	if benefits are subject to the “golden parachute” excise tax, payment of an additional “gross-up” amount sufficient so that the cash value of benefits the executive officer retains on an after-tax basis is equal to the after-tax amount he or she would have retained had no golden parachute excise taxes applied.

The agreements obligate each executive not to disclose or use our confidential or proprietary information during and after his or her employment with Charming Shoppes and not to attempt to induce any of our employees to terminate employment or interfere in a similar manner with our business during and for 24 months after termination of the executive’s employment.

In addition, the stock options granted to each of the named executive officers under our stock option plans provide that in the event of a change in control of Charming Shoppes, the options become fully exercisable. For purposes of the stock option agreements and the change in control agreements, a “change in control” is generally defined as:

•	an acquisition of shares resulting in an entity (but excluding certain entities) having at least 20% of the voting power of our voting securities;

•	a change in the Board’s membership whereby the current members, or those members elected or nominated by the current members, no longer constitute a majority as provided in the stock option agreement or two-thirds as provided in the change in control agreements;

•	certain mergers, recapitalizations, or reorganizations; or

•	a liquidation or sale of substantially all of our assets (but excluding sales to certain parties).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides a summary of our compensation plans under which equity securities of Charming Shoppes were authorized for issuance as of February 1, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	8,842,102	$5.68	3,484,105	(1)

Equity compensation plans not approved by security holders (2)	4,013,410	$5.81	1,671,345

Total	12,855,512	$5.72	5,155,450

(1)

3,318,427 of the shares available for future issuance may be issued other than in connection with options, warrants and rights, including 1,799,589 shares under the 1993 Employees’ Stock Incentive Plan, as amended and restated (the “1993 Plan”), issuable as restricted stock or as a bonus, 36,327 shares under the Non-Employee Directors Stock Compensation Program, as amended and restated, issuable as restricted stock, and 1,482,511 shares under the Employee Stock Purchase Plan (the “ESPP”), which may be sold directly to employees at a discount. Shares other than those under the ESPP may also be issued in connection with options, warrants and rights. The 1993 Plan contains a formula that reserves additional shares for issuance equal to 9.0% of the number of shares issued by Charming Shoppes after the effective date of the 1993 Plan, other than issuances under the 1993 Plan or other compensatory plans, if and to the extent that following such issuance, the total number of Charming Shoppes’ outstanding shares exceeds 102,512,511. Included in the aggregate amount of 3,484,105 available for future issuance are additional shares reserved pursuant to this formula with respect to shares issued by Charming Shoppes.

(2)	Shares referred to in this row are available under two plans. Under the Amended and Restated 2000 Associates’ Stock Incentive Plan, 3,489,410 shares were subject to outstanding options, warrants and rights (column (a)) and 1,404,545 shares were available for future awards (column (c)) at February 1, 2003. Under the 1999 Associates’ Stock Incentive Plan, 524,000 shares were subject to outstanding options, warrants and rights (column (a)) and 266,800 shares were available for future awards (column (c)) at February 1, 2003. These Plans, which provide for grants only to persons who are not Directors or executive officers of Charming Shoppes, are administered by the Stock Option Committee of the Board of Directors, which is permitted to delegate authority to officers of Charming Shoppes. The Plans authorize grants of non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock (including in lieu of other payment obligations), dividend equivalents, and other stock-based awards. Vesting and forfeiture terms of awards are set by the Stock Option Committee. To date, we have granted primarily options and restricted stock under the 2000 Plan, and only options under the 1999 Plan. Options have had an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, although the Plans permit the Stock Option Committee to set the exercise price in its discretion. The stated option term is set by the Stock Option Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock and deferred stock granted under the 2000 Plan are to be settled only in shares, and are subject to a risk of forfeiture upon termination of employment for a specified period. The Stock Option Committee may specify that more favorable vesting terms apply to awards upon termination due to death, disability and in other cases. All of the shares available for future issuance under the Plans are potentially issuable as restricted stock or as a bonus, as well as in connection with options, warrants or rights.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Strategy

The primary objectives of the Compensation and Stock Option Committees of Charming Shoppes’ Board of Directors (collectively, the “Committee”) are to assure that our executive compensation and benefit programs:

•	reflect our unique, entrepreneurial and customer-focused orientation;

•	provide competitive compensation opportunities as compared to retail industry organizations or other companies that represent the market for high caliber executive talent;

•	are effective in driving performance to achieve financial goals and create shareholder value;

•	are cost-efficient and fair to employees, management and shareholders; and

•	are well-communicated and understood by program participants.

The Committee, which is comprised of independent, non-employee Directors of Charming Shoppes (see “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Committees of the Board of Directors”),

periodically engages an independent compensation and benefits consulting firm to review our compensation and benefits program. Particular consideration is given to:

•	business direction and strategy;

•	comparisons of compensation forms and levels with other retail companies or in industry more generally; and

•	interests of shareholders, customers, communities, management and other employees.

Our executive compensation and benefits programs reflect our entrepreneurial business strategy and the need to attract and retain high quality key employees. Our compensation strategy is to place the major portion of total compensation at risk in the form of annual and long-term incentive programs. The program gives great weight to stock compensation opportunities intended to align management’s interests with those of our shareholders. Combinations of cash and stock compensation have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of employee commitment to our business success.

Target total compensation opportunities (base salary, bonus and long-term incentives) for executives are set to reflect our size and financial performance as compared to the size, financial performance and corresponding compensation levels of a group of retail industry companies (the “Compensation Peer Group”), its markets for executive talent, and the expectation that the executive team should possess the necessary skills, experience and motivations to attain ambitious goals for business growth. The Committee does not precisely peg the total compensation opportunity of an executive for target performance to a percentile of the average total compensation of executives performing like functions in the Compensation Peer Group. However, pay opportunities for specific individuals will vary based on skills, experience and assessments with respect to individual performance. Actual total compensation will vary above or below market standards based primarily on the attainment of operating goals and the creation of shareholder value. In some instances the amount and structure of compensation results from negotiations with executives, which reflects an increasingly competitive market for quality managerial talent. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies.

The Committee periodically reviews the selection of peer companies which comprise the Compensation Peer Group. The Committee believes that our most direct competitors for executive talent are not necessarily restricted to those specialty apparel retail companies that are included in the line-of-business industry index used to compare shareholder returns, but encompass a broader group of companies which are engaged in the recruitment and retention of executive talent in competition with us. Thus, the Compensation Peer Group is not the same as, and is broader than, the companies comprising the retail apparel industry index in the graph under the caption “Comparison of Five-Year Cumulative Total Returns.” See “STOCK PERFORMANCE CHART.”

Base Salaries

Executive base salaries reflect our operating philosophy, culture and business direction, with each salary determined subjectively by an annual assessment of a number of factors, including job responsibilities, impact on development and achievement of business strategy, labor market compensation data, corporate performance (corporate operating earnings), individual performance relative to job requirements, our ability to attract and retain critical executives, and salaries paid for comparable positions within our Compensation Peer Group. No specific weighting criteria are utilized among these factors. The Committee periodically evaluates market base salaries for comparable roles among retailers and general industry. Market pay levels and individual performance assessments are considered in evaluating incumbent salaries and possible adjustments.

Annual Incentive Program

In fiscal 2003, target annual incentive opportunities for named executive officers ranged from 50% to 75% of salary. The incentive opportunity for each individual was based on factors similar to those used to determine base salary (discussed above).

Annual incentive awards for the named executive officers (other than the Chief Executive Officer) were to be determined based on two factors: 70% was tied to achievement of a pre-set corporate operating earnings goal, and 30% was tied to the Committee’s assessment of performance relative to individual responsibilities and objectives (as recommended by the Chief Executive Officer). The target corporate operating earnings goal was established based on our financial plan target, and was approved by the Committee before implementation.

The Committee also established a minimum (threshold) level of performance, the achievement of which would enable the named executive officers to earn an incentive award equal to half of their target opportunity. Conversely, an above-target performance level was specified which, if achieved, would have enabled them to earn twice their target opportunity. These minimum and maximum performance and payment levels were prescribed by the Committee at the beginning of the 2003 fiscal year, and a formula for interpolating payments for performance between threshold and target or between target and maximum levels was specified. No awards could be paid out under the annual incentive program if corporate operating earnings performance did not reach the established minimum performance level. In fiscal 2003, we did not achieve our target corporate operating earnings goal, but the threshold performance level was exceeded. As a result, actual annual incentive awards were paid to the named executive officers at levels below their target award opportunity levels.

Long-Term Incentive Program

In accordance with our business strategy and compensation philosophy, we granted stock options and restricted shares to the named executive officers in fiscal 2003, to afford them an opportunity to participate in our future growth and focus them on their contributions which are necessary for the financial success and business growth of Charming Shoppes and creation of value for shareholders. Individual award sizes were determined based mainly on an assessment of the performance of the executive and his or her potential to contribute to the success of our initiatives to create shareholder value. Aggregate share usage and dilution levels were also assessed and compared in relation to general industry and retail industry norms.

Stock option and restricted stock awards in fiscal 2003 were granted under the 1993 Employees’ Stock Incentive Plan (“1993 Plan”) to the named executive officers. Stock options become exercisable on the first anniversary of the date of grant and expire three years after the date of the grant. The Committee determined to make larger than customary option grants in fiscal 2003, which were in lieu of annual option grants to the executive officers for fiscal years 2004 and 2005. The purpose of these grants is to focus management on the creation of shareholder value over the next several years. Restricted stock was granted to the named executive officers (other than the Chief Executive Officer) in fiscal 2003 to promote retention and long-term service, while aligning their interests with the interests of shareholders. These restricted shares vest as to 30% of the restricted shares on each of the third and fourth anniversaries of the date of grant and as to the remaining 40% of the restricted shares on the fifth anniversary of the date of grant subject to the named executive officers’ continued employment with Charming Shoppes through the relevant anniversary dates.

Compensation of the Chief Executive Officer in Fiscal 2003

In conjunction with its annual review of our executive compensation program, the Committee assessed the compensation of Dorrit J. Bern, our Chairman of the Board, President and Chief Executive Officer. Based on a review of quantitative and qualitative factors, the Committee determined that it would not make an adjustment to Ms. Bern’s base salary in fiscal 2003. Her base salary has remained unchanged since she assumed leadership of Charming Shoppes on August 23, 1995.

The annual incentive award for Ms. Bern was to be determined based solely upon achievement of a pre-set corporate operating earnings goal, the target level of which required growth in corporate operating earnings. As we did not achieve our target corporate operating earnings goal in fiscal 2003, but exceeded the threshold performance level, Ms. Bern received an annual incentive payment of $557,250 which is below her target award opportunity level.

Ms. Bern’s employment agreement with Charming Shoppes provides for the annual grant of options to purchase a minimum of 200,000 shares of our Common Stock. We granted to Ms. Bern an option to purchase 600,000 shares on February 11, 2002 at an exercise price of $6.00, the closing price per share on the Nasdaq National Market on the date of grant. As discussed above, this option grant was made in lieu of annual option grants to purchase 200,000 shares in each of the 2004 and 2005 fiscal years, which are required to be made under Ms. Bern’s employment agreement with Charming Shoppes. See “MANAGEMENT COMPENSATION—Employment, Change in Control and Severance Agreements.”

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) subjects public companies to limits on the deductibility of certain executive compensation. It limits our deductions to $1 million per year for compensation paid to each person who is, as of the end of the fiscal year, the Chief Executive Officer or one of the four other highest compensated officers listed in the Summary Compensation Table. Certain forms of compensation are exempt from this deductibility limit, one of which is qualifying “performance-based compensation.”

The Committee recognizes that a portion of Ms. Bern’s compensation reflected in the Summary Compensation Table as compensation for fiscal 2003 does not qualify for deduction under Section 162(m). The Committee considered the deductibility of compensation under Section 162(m) in designing compensatory arrangements and assessing the cost to Charming Shoppes of such compensatory arrangements and determined that the need to attract and retain top industry executive talent considerably outweighed deductibility considerations. The Committee therefore determined that it was advisable and in the best interests of Charming Shoppes to authorize compensation for Ms. Bern that was, in part, in excess of the limitation on deductibility.

In order to enhance our ability to structure compensation that will be tax deductible to Charming Shoppes, the Board of Directors has adopted the 2003 Incentive Compensation Plan and will ask shareholders to approve it at the Meeting. If it is approved, cash incentive awards made under the new plan should satisfy the exemption requirements for performance-based compensation under Section 162(m). The Committee has and will continue to consider ways to maximize the deductibility of executive compensation. However, the Committee retains discretion to make non-deductible awards in circumstances in which it concludes that such awards serve to enhance our compensation program and therefore are in the best interests of Charming Shoppes and its shareholders.

The Compensation Committee and Stock Option Committee:

Katherine M. Hudson (Chairperson)

Joseph L. Castle, II

Kenneth S. Olshan

Marvin L. Slomowitz

Alan Rosskamm and Marjorie Margolies-Mezvinsky served as Committee members during fiscal 2003 through June 27, 2002, and have approved this report insofar as it relates to Committee actions on or before June 27, 2002. Ms. Hudson became a member of the Committee on June 27, 2002, and has approved this report insofar as it relates to Committee actions on or after June 27, 2002.

PROPOSAL TO APPROVE THE

2003 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

The Board of Directors recommends that you vote to approve the 2003 Non-Employee Directors Compensation Plan (the “Directors’ Plan”). The Directors’ Plan is an amendment and restatement of the Non-Employee Directors Compensation Program (the “Current Program”). In 1997, shareholders approved a reservation of 700,000 shares for options and awards for non-employee Directors, which is the source of shares for the Current Program. The principal changes to be effected by the Directors’ Plan would be to reserve a total of 600,000 shares for future awards, to set aside a maximum of 50% of those shares for “full-value” awards, to authorize stock appreciation rights (“SARs”) as a type of Plan award, to allow the Board flexibility in setting award amounts and terms, and to include a restriction on the “repricing” of outstanding options under the Directors’ Plan. The 600,000 new shares represent .53% of our outstanding shares of Common Stock as of April 30, 2003. As of April 30, 2003, outstanding awards under the Current Program relate to a total of 512,000 shares, and 26,327 shares remained available for future awards. For information on the total number of shares currently available under our equity compensation plans and subject to outstanding options, warrants and rights, see “EQUITY COMPENSATION PLAN INFORMATION.”

The Board believes that the Directors’ Plan will continue to be a valuable means by which we can attract and retain non-employee Directors. Recent corporate governance reforms in the United States have underscored the fact that having qualified and diligent independent Directors is essential for the long-term success of a company. Current governance reforms will also impose increased responsibilities on independent Directors, particularly members of Board committees. The Directors’ Plan has been designed in a flexible manner, to give the Board the opportunity to determine the appropriate type, amounts and terms of equity awards. This flexibility could be particularly important as Directors undertake added and possibly non-uniform duties in an effort to enhance the effectiveness of our corporate governance and to meet new legal and stock exchange requirements. By authorizing awards tied to the value of our stock, the Directors’ Plan will continue to align the interests of Directors with those of shareholders.

Reasons for Shareholder Approval

We seek shareholder approval of the Directors’ Plan in order to satisfy certain legal and regulatory requirements, particularly the Nasdaq Marketplace Rules. In addition, the Board regards shareholder approval of the Directors’ Plan as desirable and consistent with corporate governance best practices.

Restriction on Repricing

The Directors’ Plan includes a new restriction providing that, without shareholder approval, we will not amend or replace options previously granted under the Directors’ Plan in a transaction that constitutes a “repricing.” The term “repricing” is defined broadly to mean lowering the exercise price of an option, repricing as defined under accounting rules, canceling an “underwater” option in exchange for another option or equity award, including a grant that is not simultaneous with the cancellation of the option. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing,” however.

Description of the Directors’ Plan

The following description of the Directors’ Plan is qualified in its entirety by the provisions of the Directors’ Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Types of Awards:    The Directors’ Plan authorizes the following types of awards:

•	stock options;

•	stock appreciation rights (“SARs”), which are rights to receive the amount of appreciation in the market value of shares from the grant date to the exercise date;

•	restricted stock, which is a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	restricted stock units (“RSUs”), which are our contractual commitment to deliver shares at a future date if vesting conditions and other requirements are met; such awards are economically similar to restricted stock but permit the Director to defer settlement past the vesting date;

•	deferred shares, which are our contractual commitment to deliver shares at a future date, granted upon deferral of cash Directors’ fees; and

•	dividend equivalents are payable on restricted stock units and deferred shares, in order that they will be economically equivalent to share ownership.

Administration.    The Directors’ Plan is administered and interpreted by the Board. The Board may delegate functions to a Board committee, but the Board must approve the form and amount of awards. Administrative functions under the Directors’ Plan, particularly those associated with implementing deferrals, are performed by officers and employees.

Eligibility.    Directors who are not employed by Charming Shoppes or its subsidiaries are eligible for participation in the Directors’ Plan. As of the 2003 Annual Meeting, seven non-employee Directors will be eligible to receive awards under the Directors’ Plan; each of these Directors already holds awards under the Current Program.

Shares Available and Award Limitations.    If the Directors’ Plan is approved by our shareholders, 600,000 shares will be available under the Directors’ Plan for awards granted June 26, 2003 and thereafter, representing approximately .53% of our currently outstanding Common Stock. The Directors’ Plan provides that shares subject to an award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the Director, including the number of shares withheld or surrendered in payment of an option exercise or purchase price of an award and the number of shares subject to an award but not delivered upon exercise or settlement of the award, will become available again for new awards under the Directors’ Plan. Shares delivered under the Directors’ Plan may be either newly issued or treasury shares. Awards that remain outstanding under the Current Program at June 26, 2003 will be settled by delivery of shares previously reserved under the Current Program.

The Directors’ Plan also provides that no more than 50% of the reserved shares may be delivered in connection with “full-value awards.” For this purpose, “full-value awards” means awards other than options and SARs for which a Director does not pay or surrender rights to payment equal to at least the fair market value of the award determined at the date of grant. Thus, grants of restricted stock and restricted stock units are “full-value awards,” but grants of deferred shares in lieu of Directors’ fees are not.

On April 30, 2003, the last reported sale price of our Common Stock on the Nasdaq National Market was $4.70 per share.

Stock Options and SARs.    The Board can grant non-qualified stock options and SARs under the Directors’ Plan. The exercise price of any option granted under the Directors’ Plan may not be less than 100% of the fair market value of the shares on the date of grant. The grant or base price of an SAR will be not less than the fair market value of a share on the date of grant. This appreciation will be paid in shares or cash. Options and SARs will be exercisable for no more than 10 years after the date of grant, and will have vesting and forfeiture terms specified by the Board. All options may be exercised by payment of the exercise price in cash, in shares having a fair market value equal to the exercise price, or through broker-assisted cashless exercises to the extent permitted by law. Option shares may be withheld to pay the exercise price if that would not trigger additional accounting expense.

The Directors’ Plan sets out an initial policy for the automatic grant of options, providing for annual grants of 6,500 options to each non-employee Director serving at the date of the Annual Meeting. The amount and terms of these options are the same as for option grants under the Current Program, described in greater detail under the caption “COMPENSATION OF DIRECTORS.” The initial policy under the Directors’ Plan, unlike the Current Program, provides for a grant of options to a non-employee Director who is initially elected or appointed at a date other than the Annual Meeting of Shareholders, the amount of which will be a portion of the 6,500 share option grant proportionate to the remaining part of the year to be served by the Director, with vesting and other terms the same as the regular option grants.

Restricted Stock and Restricted Stock Units.    The Board is authorized to grant shares of restricted stock or RSUs, and to determine the vesting and forfeiture terms of such awards. These awards are non-transferable for so long as they remain subject to a risk of forfeiture, and restricted stock units can require or permit the Director to elect to defer settlement beyond the time that the risk of forfeiture lapses.

The Directors’ Plan sets out an initial policy for the automatic grant of restricted stock and restricted stock units, providing for an initial grant of 10,000 shares of restricted stock to any newly elected or appointed Directors and annual grants of 3,000 RSUs to each non-employee Director serving at the date of the Annual Meeting of Shareholders. The amount and terms of these awards are the same as for restricted stock and restricted stock unit grants under the Current Program, described in greater detail under the caption “COMPENSATION OF DIRECTORS.” The initial policy under the Directors’ Plan, unlike the Current Program, provides for a grant of RSUs to a non-employee Director who is initially elected or appointed at a date other than the Annual Meeting of Shareholders, the amount of which will be a portion of the 3,000 RSU grant proportionate to the remaining part of the year to be served by the Director, with vesting and other terms the same as the regular RSU grants.

Deferred Shares and Cash Deferrals.    The Directors’ Plan provides that Directors may elect to receive deferred shares in lieu of cash Directors’ fees. No discount applies for this purpose, so that the number of deferred shares received is determined by dividing the amount of fees forgone by the fair market value of a share at a designated date. That date may be either the date the fees otherwise would have been paid or another date set in advance; this allows easier administration of these transactions by allowing for quarterly or a similarly limited number of purchase dates each year.

A non-employee Director may elect to defer any cash fee as of the time the fee is payable into deferred shares of Common Stock or among other investment alternatives.

Adjustments Upon Certain Events.    Adjustments to the number and kind of shares issued or reserved for issuance pursuant to the Directors’ Plan or outstanding awards and shares subject to the overall share limitation are authorized in the event a share dividend or split, reorganization, recapitalization, merger, spin-off, extraordinary dividend, or other similar corporate transaction or event affects the Common Stock. The Board can provide for accelerated vesting upon a change in control, and deferred shares will be automatically cashed out upon a change in control.

Amendments and Termination.    The Board may amend, alter, discontinue or terminate the Directors’ Plan, except that amendments are subject to shareholder approval if required by law or Nasdaq National Market rules. Thus, an amendment will not necessarily require shareholder approval if it would increase the cost of the Directors’ Plan. Outstanding awards may also be amended, but not in ways that contravene the express terms of the Directors’ Plan. Without the consent of a Director, no amendment to the Directors’ Plan or an award may materially impair the Director’s rights under a previously granted award. If not earlier terminated by the Board, the Directors’ Plan will terminate when no shares remain available and we have no further obligations with respect to outstanding awards.

Other Terms of Awards.    Awards are generally not transferable or assignable by a Director otherwise than by will or by the laws of descent or distribution, although we can permit transfers of awards in individual cases in connection with estate planning to the extent permitted by law. The Board may require or permit Directors to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Board may establish. Awards under the Directors’ Plan may be granted without a requirement that the Director pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

The Directors’ Plan is not exclusive, so that the Board may grant equity awards and pay compensation to Directors under other plans and arrangements. Although the Current Program specifies the amount of cash fees payable to Directors, this provision is not carried over to the Directors’ Plan. The Board will establish policies regarding cash fees for Directors from time to time apart from the Directors’ Plan.

Federal Income Tax Implications of the Directors’ Plan

We believe that under current law the following federal income tax consequences generally would arise with respect to awards under the Directors’ Plan. The grant of an option or an SAR to a Director will create no federal income tax consequences for the Director or Charming Shoppes. Upon exercising an option, the Director generally will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Upon exercising an SAR, the Director generally will recognize ordinary income equal to the cash or the fair market value of the shares received.

A Director’s sale of shares acquired by exercise of an option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Director’s tax “basis” in the shares. The tax “basis” normally is the amount the Director recognized as ordinary income in connection with the exercise plus, in the case of an option, the amount of the exercise price paid.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a Director in connection with an option or SAR, but no tax deduction relating to a Director’s capital gains.

With respect to awards other than options and SARs that result in a transfer of shares to the Director, if the shares are not restricted as to transferability or subject to a substantial risk of forfeiture, the Director generally must recognize ordinary income equal to the fair market value of the shares received. Thus, for example, if we grant RSUs or deferred shares, the Director will become subject to income tax when shares are delivered in settlement of the award. Similarly, if a Director defers cash under the Directors’ Plan, he or she will be subject to taxation when a cash distribution occurs under the Directors’ Plan. If a restriction on transferability and substantial risk of forfeiture applies to shares, such as restricted stock, the Director generally must recognize ordinary income equal to the fair market value of the shares at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we generally can claim a tax deduction in an amount equal to the ordinary income recognized by the Director. A Director may elect to be taxed at the time of grant of restricted stock rather than upon lapse of restrictions, but upon a subsequent forfeiture of the shares he or she would be entitled to no tax deduction, including as a capital loss, for the value of the shares on which he or she previously paid tax.

This is only a general description of the federal income tax provisions applicable to the Directors’ Plan, intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to Directors. Tax consequences may vary, and different tax rules may apply, including in the case of variations in transactions that are permitted under the Directors’ Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). This summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the Directors’ Plan

No outstanding award under the Directors’ Plan is subject to shareholder approval of the proposed amended and restated Directors’ Plan. Except as indicated below, future awards under the Directors’ Plan cannot be determined at this time. Certain outstanding deferred shares that are currently settleable in cash will become settleable solely in shares if shareholders approve the Directors’ Plan. In addition, as described above, the Directors’ Plan contains an initial granting policy that will result in certain grants at the date of the 2003 Annual Meeting. These are reflected in the following table:

New Plan Benefits Table

2003 Non-Employee Directors Compensation Plan

	Grants to be Effective at the Date of the 2003 Annual Meeting
Name and Position	Total Options Automatically Granted	Total RSUs Automatically Granted
Non-Executive Director Group	45,500	21,000

If shareholders decline to approve the Directors’ Plan, the terms of the Current Program will remain in effect, which could permit some grants shown in this table to still be made.

THE BOARD OF DIRECTORS CONSIDERS THE APPROVAL OF THE DIRECTORS’ PLAN TO BE IN THE BEST INTERESTS OF CHARMING SHOPPES AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL AT THE MEETING.

PROPOSAL TO APPROVE THE 2003 INCENTIVE COMPENSATION PLAN

The Board of Directors recommends that you vote to approve the 2003 Incentive Compensation Plan (the “Incentive Plan”). Such shareholder approval will enable Charming Shoppes to claim tax deductions for incentive awards earned and paid under the Incentive Plan without limitation under Section 162(m).

The Incentive Plan will provide to senior members of our management team the opportunity to earn cash annual and long-term incentive awards. The Board of Directors regards the Incentive Plan as an important means by which we can link executive pay to performance. By providing for competitive levels of incentive compensation in a program that is fully tax deductible by Charming Shoppes, the Incentive Plan will serve as a useful tool for attracting and retaining members of our senior management team. Employees who are or may become executive officers are eligible for selection for participation in the Incentive Plan. Currently, we have nine executive officers.

Description of the Incentive Plan

The following description of the Incentive Plan is qualified in its entirety by the provisions of the Incentive Plan, a copy of which is attached as Appendix C to this Proxy Statement.

The Incentive Plan authorizes the Compensation Committee of the Board to select participants, designate performance periods, authorize performance awards that may be earned by achievement of performance goals during the performance periods, and set the other terms of performance awards.

Particular restrictions will apply to any authorization of an award intended to qualify as “performance-based compensation” under Section 162(m). Performance goals and related terms of such an award must be established during the first 90 days of the performance period, and during the first 25% of any performance period shorter than one year. The Compensation Committee must specify the amounts that may be earned corresponding to particular levels of performance. The Incentive Plan permits the Compensation Committee to measure performance using a variety of business criteria, including the following:

•	net sales;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	interest expense after taxes;

•	economic value created or economic profit;

•	operating margin or profit margin;

•	shareholder value creation measures, including but not limited to stock price or total shareholder return;

•	dividend payout as a percentage of net income;

•	expense targets, working capital targets, or operating efficiency; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Compensation Committee retains discretion to set the level of performance with respect to any business criteria that will result in the earning of a specified amount under a performance award. Performance may be measured in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or in other ways specified by the Compensation Committee.

A participant may potentially earn incentive awards up to his or her “annual limit” in any calendar year. The annual limit for each individual is $3.5 million plus the amount of the participant’s unused annual limit as of the close of the previous calendar year (subject to a five-year limit on carryforwards). A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Compensation Committee, even if the actual amount earned is less than the maximum.

Upon completion of a performance period, the Compensation Committee must determine the level of attainment of the pre-set performance goals and that other material requirements have been met before any incentive award may be paid out. For participants whose awards are intended to qualify for full tax deductibility under Section 162(m), the Compensation Committee retains discretion to adjust incentive awards downward, but not upward, in determining the final award amount. For other participants, both upward or downward adjustments are permitted.

The Compensation Committee generally can specify the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by Charming Shoppes or other events. However, the Incentive Plan provides that, in the event of death, disability or retirement, the participant will receive a pro rated incentive award, proportionate to the part of the performance period worked by the participant, based on actual performance, unless otherwise determined by the Compensation Committee.

The Compensation Committee has authority to amend, alter, suspend, or terminate the Incentive Plan, but significant changes must be approved by the Board. In addition, an amendment or modification must be approved by shareholders if such approval is required to preserve the qualification of the Incentive Plan under Section 162(m). Under this standard, however, amendments that might broaden eligibility or increase the cost of the Incentive Plan to Charming Shoppes would not necessarily require shareholder approval.

Section 162(m)

Under Section 162(m), our ability to claim a tax deduction for compensation paid or accrued with respect to the executive officers named in the Summary Compensation Table and serving as such on the final day of the fiscal year, defined as “covered employees,” is limited to $1 million per year. Certain types of compensation are exempted from this deductibility limitation, however, including performance-based compensation. “Performance-based compensation” is compensation paid (1) upon the attainment of an objective performance goal or goals, (2) upon approval by the compensation committee or its equivalent, which committee must be composed of outside Directors, and (3) pursuant to a plan as to which shareholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. Charming Shoppes intends that awards to persons who are potentially “covered employees” under the Incentive Plan qualify as “performance-based compensation” so that these awards will not be subject to the $1 million deductibility limitation. Accordingly, shareholder approval of the Incentive Plan will be deemed to include approval of the Incentive Plan’s terms relating to eligibility, annual limitations on incentive awards, and the business criteria upon which performance goals may be based.

New Plan Benefits Under the Incentive Plan

Awards under the Incentive Plan will be granted in the discretion of the Compensation Committee. Except as described below, the recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards under the current programs is presented in the “Summary Compensation Table” and the “Report of the Compensation and Stock Option Committees of the Board of Directors on Executive Compensation” above in this Proxy Statement.

We have authorized certain incentive awards to executive officers under the Incentive Plan, subject to shareholder approval of the Incentive Plan, in order that those awards can qualify for full deductibility if they are subsequently earned and paid out. These include annual incentive awards for the fiscal year ending January 31, 2004 and long-term incentive awards for the 2004-2006 performance cycle. The annual incentive awards will become payable for fiscal 2004 performance if a corporate performance goal relating to operating earnings— meaning pre-tax income excluding extraordinary and non-recurring items—is achieved. If a specified level of this performance measure is achieved, the level of achievement of certain individual goals will also be considered to determine the final amount of the annual incentive award. No amount will be payable unless a specified “threshold” performance level is reached, and the award is payable at a designated maximum rate if performance substantially in excess of the target performance level is achieved. The table below shows the amounts payable under this award upon achievement of specified levels of performance for fiscal 2004:

New Plan Benefits

2003 Incentive Compensation Plan

	Payout for Performance at Specified Level
Name and Position	Threshold	Target	Maximum

Dorrit J. Bern Chairman of the Board, President and Chief Executive Officer	$187,500	$750,000	$1,500,000

Joseph M. Baron Executive Vice President and Chief Operating Officer	$53,750	$215,000	$430,000

Anthony A. DeSabato Executive Vice President and Corporate Director of Human Resources	$46,875	$187,500	$375,000

Eric M. Specter Executive Vice President and Chief Financial Officer	$46,875	$187,500	$375,000

Erna Zint Executive Vice President— Sourcing	$50,000	$200,000	$400,000

Executive Officers as a Group (9 in number)	$505,125	$2,020,500	$3,888,250

Long-term incentive awards authorized under the Incentive Plan will become payable in 2006 for performance during a performance period including fiscal 2004 through fiscal 2006, if a corporate performance goal relating to average return on assets based on earnings before interest and taxes is achieved. No amount will be payable unless a specified “threshold” performance level is reached, and the award is payable at a designated maximum rate if performance substantially in excess of the target performance level is achieved. The table below shows the amounts payable under this award upon achievement of specified levels of performance over the performance period:

	Payout for Performance at Specified Level
Name and Position	Threshold	Target	Maximum

Dorrit J. Bern	$175,000	$350,000	$700,000

Joseph M. Baron	$50,000	$100,000	$200,000

Anthony A. DeSabato	$50,000	$100,000	$200,000

Eric M. Specter	$50,000	$100,000	$200,000

Erna Zint	$50,000	$100,000	$200,000

Executive Officers as a Group (9 in number)	$425,000	$950,000	$1,900,000

In the event shareholders disapprove the proposed 2003 Incentive Compensation Plan, incentive awards will not be granted or paid out under the Incentive Plan.

THE BOARD OF DIRECTORS CONSIDERS THE APPROVAL OF THE INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF CHARMING SHOPPES AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL AT THE MEETING.

Stock Performance Chart

The following graph shows a five-year comparison of cumulative total returns on our Common Stock, the Dow Jones Retailers - Apparel Index, and the Russell 2000 Composite Index. Our fiscal year ends on the Saturday nearest January 31 in each year. The dates plotted on the chart below correspond with the last trading day of each fiscal year.

The chart above assumes $100 invested on January 31, 1998 in Charming Shoppes, Inc., the Dow Jones Retailers - Apparel Index, and the Russell 2000 Composite Index, assuming the reinvestment of dividends in each case, and was plotted using the following data:

	1/31/98	1/30/99	1/29/00	2/3/01	2/2/02	2/1/03
Charming Shoppes, Inc.	$100	$91	$160	$163	$138	$83
Dow Jones Retailers - Apparel Index	$100	$168	$150	$174	$151	$131
Russell 2000 Composite Index	$100	$100	$120	$121	$117	$92

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table shows the beneficial ownership of our Common Stock of (1) each person or group we know to be a beneficial owner of more than five percent of our outstanding Common Stock, (2) each Director, (3) each named executive officer for fiscal 2003, and (4) all of our Directors and executive officers as a group. The number of shares beneficially owned is as of April 30, 2003, unless otherwise indicated, and all percentages are calculated based on the shares outstanding as of April 30, 2003. Unless otherwise indicated in the footnotes, each named person had sole voting and investment power over the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
William O. Albertini	45,000	(1)	*
Joseph M. Baron	194,000	(2)	*
Dorrit J. Bern	2,435,000	(2)	2.1%
Joseph L. Castle, II	87,575	(1)	*
Anthony A. DeSabato	525,211	(2)	*
Charles T. Hopkins	54,800	(1)	*
Katherine M. Hudson	36,300	(1)	*
Pamela S. Lewis	60,697	(1)	*
Marjorie Margolies-Mezvinsky	67,300	(1)	*
Kenneth S. Olshan	66,800	(1)	*
Alan Rosskamm	62,034	(1)	*
Marvin L. Slomowitz	37,300	(1)	*
Eric M. Specter	700,504	(2)	*
Erna Zint	501,500	(2)	*
Dimensional Fund Advisors, Inc.	6,675,000	(3)	5.9%
First Pacific Advisors	14,672,025	(4)	13.0%
Franklin Resources, Inc.	11,111,091	(5)	9.8%
ICM Asset Management, Inc.	5,930,287	(6)	5.3%
Royce & Associates, LLC	8,223,900	(7)	7.3%
All Directors and Executive Officers as a group (18 persons)	6,138,720	(8)	5.2%

*	Does not exceed one percent of the outstanding class of Common Stock.
(1)	Includes shares as to which the Director holds options exercisable within 60 days, as follows: Mr. Castle, 37,300 shares; Mr. Hopkins, 37,300 shares; Ms. Hudson, 21,300 shares; Dr. Lewis, 56,300 shares; Ms. Margolies-Mezvinsky, 67,300 shares; Mr. Olshan, 37,300 shares; Mr. Rosskamm, 37,300 shares; and Mr. Slomowitz, 37,300 shares. Includes shares of restricted stock subject to risk of forfeiture and restrictions on transferability in the following amounts: Mr. Albertini, 10,000 shares; and Ms. Hudson, 3,334 shares.
(2)	Includes shares as to which the executive officer holds options exercisable within 60 days, as follows: Mr. Baron, 150,000 shares; Ms. Bern, 1,500,000 shares; Mr. DeSabato, 470,000 shares; Mr. Specter, 651,157 shares; and Ms. Zint, 478,000 shares. Includes shares of restricted stock subject to risk of forfeiture and restrictions on transferability in the following amounts: Mr. Baron, 24,000 shares; Ms. Bern, 380,000 shares; Mr. DeSabato, 26,000 shares; Mr. Specter, 29,200 shares; and Ms. Zint, 11,500 shares.
(3)

The source of this information is a Schedule 13G filed February 13, 2003 by Dimensional Fund Advisors, Inc. (“Dimensional”) reporting beneficial ownership at December 31, 2002. The Schedule 13G reported that Dimensional had sole power to vote or direct the vote of 6,675,000 shares of Common Stock and sole power to dispose or direct the disposition of 6,675,000 shares of Common Stock. Dimensional is a registered investment advisor and the reported shares are owned by certain

(notes continued on next page)

investment companies, trust and accounts for which Dimensional acts as investment advisor or investment manager. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4)	The source of this information is a Schedule 13G filed February 13, 2003 by First Pacific Advisors, Inc. (“FPAI”) reporting beneficial ownership at December 31, 2002. The Schedule 13G reported that FPAI had shared voting power over 5,486,307 shares of Common Stock and shared dispositive power over 14,672,025 shares of Common Stock. The address of FPAI is 11400 W. Olympic Blvd., Suite 1200, Los Angeles, CA 90064.
(5)	The source of this information is a Schedule 13G filed February 12, 2003 by Franklin Resources, Inc. (“FRI”) and Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of FRI, reporting beneficial ownership as of December 31, 2002. The filing persons reported that they, together with investment advisor subsidiaries of FRI, had sole voting power and sole dispositive power over 11,111,091 shares. These shares are held by one or more open or closed-end investment companies or other managed accounts advised by direct or indirect investment advisory subsidiaries of FRI. The Schedule 13G stated that Franklin Advisory Services, LLC (“FAS”), an investment advisor subsidiary of FRI, had sole voting power and sole dispositive power over 5,200,000 shares at that date. FRI, Messrs. Johnson, and the investment advisory subsidiaries of FRI each disclaim any economic interest or beneficial ownership in the shares. Any shares that may be held by a separate subsidiary of FRI which exercises voting and investment powers independently from FRI and its other affiliates are excluded from the shares reported as beneficially owned by FRI, FAS and the principal shareholders. The address of FRI and Messrs. Johnson is One Franklin Parkway, San Mateo, CA 94404.
(6)	The source of this information is a Schedule 13G filed January 31, 2003 by ICM Asset Management, Inc. (“ICM”), a registered investment advisor, and James M. Simmons, President of ICM, reporting beneficial ownership at December 31, 2002. The Schedule 13G reported that ICM and Mr. Simmons had shared power to vote or direct the vote of 3,711,837 shares of Common Stock and shared power to dispose or direct the disposition of 5,930,287 shares of Common Stock. The address of ICM and Mr. Simmons is 601 W. Main Avenue, Suite 600, Spokane, WA 99201.
(7)	The source of this information is a Schedule 13G filed February 3, 2003 by Royce & Associates, Inc. (“Royce”), a registered investment advisor, reporting beneficial ownership at December 31, 2002. The Schedule 13G reported that Royce had the sole power to vote or direct the vote of 8,223,900 shares of Common Stock and the sole power to dispose or direct the disposition of 8,223,900 shares of Common Stock. The address of Royce is 1414 Avenue of the Americas, New York, NY 10019.
(8)	Includes 4,739,257 shares as to which continuing Directors and executive officers hold options exercisable within 60 days and 542,334 shares of restricted stock subject to risk of forfeiture and restrictions on transferability.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Limited Brands

On August 16, 2001, we acquired 100% of the outstanding stock of Lane Bryant, Inc. (“Lane Bryant”) from a subsidiary of Limited Brands, Inc. (“Limited Brands”) for cash of $280,000,000 and an aggregate of 9,525,993 shares of our Common Stock. During fiscal 2003, we repurchased these shares from Limited Brands for an aggregate consideration of $65,427,695.

As of the date of the acquisition, Lane Bryant operated 651 retail apparel stores in 46 states, specializing in fashion apparel and related accessories for women wearing plus-sizes 14 and greater.

Services Agreement

In connection with the Lane Bryant acquisition, on August 16, 2001 LBH, Inc., a subsidiary that we acquired in the transaction, entered into a services agreement with Limited Brands and certain of its affiliates under which LBH, Inc. received certain transitional services, including data center processing of Lane Bryant business applications until October 3, 2002. At that date, LBH, Inc. had completed its transition such that it no longer received these services from Limited Brands. We guaranteed the obligations of LBH, Inc. under the services agreement, which also included certain cross-indemnification arrangements between LBH, Inc. and Limited Brands. The cost of the services to be charged to LBH, Inc. was intended to approximate Limited Brand’s cost in providing the relevant services. For the period February 3, 2002 until October 3, 2002, LBH, Inc. paid Limited Brands an aggregate of $8,600,000 for the services. Other transitional services provided by Limited Brands had or have terms ranging from one month to 36 months. We paid $21,900,000 for these other transitional services during fiscal 2003, and $5,800,000 in the current fiscal year through March 31, 2003. We expect that approximately $20,000,000 will be paid during the remainder of the fiscal year ending January 31, 2004 to Limited Brands under these agreements before their expiration dates with notice.

Headquarters Lease

In connection with our acquisition of the Lane Bryant business from Limited Brands, on August 16, 2001, Charming Shoppes, as guarantor, and Lane Bryant entered into a lease agreement with Distribution Land Corp., an affiliate of Limited Brands, under which Lane Bryant has leased a distribution center and office space near Columbus, Ohio for a period of three years at a monthly rental of $393,000 which is subject to annual Consumer Price Index adjustments. The lease agreement includes certain cross-indemnification arrangements between Lane Bryant and Distribution Land Corp. The lease has been terminated as of December 31, 2003 with respect to the distribution center. The lease for the office space has been extended to December 31, 2007, subject to certain termination rights. The new monthly rental for the office space is $146,000. We paid Distribution Land Corp. an aggregate of $4,716,000 under the Lease Agreement for fiscal 2003 and $786,000 in the current fiscal year through March 31, 2003.

Master Sublease

In connection with our acquisition of the Lane Bryant business from Limited Brands, on August 16, 2001, Charming Shoppes, as guarantor, and Lane Bryant entered into a Master Sublease with Limited Brands pursuant to which Lane Bryant subleased 207 retail properties from Limited Brands under a Master Sublease. Limited Brands is the guarantor of the leases underlying the Master Sublease, and we agreed to reimburse Limited Brands for any obligations arising from such leases. The cost of the sublease for each property subject to the Master Sublease is generally the cost incurred by Limited Brands under the prime lease for such property. We paid an aggregate of $41,659,000 under the Master Sublease for fiscal 2003, and $6,072,000 in the current fiscal year through March 31, 2003. The stores subject to the Master Sublease had been operated as Lane Bryant stores before the acquisition. In connection with our agreement to reimburse Limited Brands for obligations under the leases, we agreed with Limited Brands to certain limitations on our ability to incur debt, make distributions to our shareholders, and purchase our own shares. These limitations will continue until Limited Brand’s liability for the leases falls below a certain level or in certain other circumstances.

Store Leases Agreement

In connection with our acquisition of the Lane Bryant business from Limited Brands, on August 16, 2001, Lane Bryant entered into a Store Leases Agreement with Limited Brands and certain of its subsidiaries pursuant to which Lane Bryant subleases certain shared and adjacent facilities from the applicable subsidiary of Limited Brands. The Store Leases Agreement also provided for the parties to share the cost of permanently separating adjacent premises, with Lane Bryant’s share of the cost not to exceed $250,000. In addition to other specific terms, the Store Leases Agreement included certain cross-indemnification arrangements between Lane Bryant, Limited Brands and certain of its subsidiaries. With respect to each property that is the subject of this Store Leases Agreement, the term of such sublease will extend until the expiration of the current term of the prime lease held by Limited Brands or its subsidiary that is applicable to such property. Under the Store Leases Agreement, Lane Bryant is responsible for its pro rata share (based on square feet occupied) of all costs and expenses under the applicable prime lease. We paid Limited Brands and its subsidiaries under the Store Leases Agreement an aggregate of $2,107,890 for fiscal 2003 and $423,182 in the current fiscal year through March 31, 2003.

Mast Industries, Inc.

Mast Industries is a wholly owned subsidiary of Limited Brands. Lane Bryant purchases apparel products from Mast Industries pursuant to Lane Bryant’s master sourcing agreement and purchase orders that are written in the normal course of business. We paid Mast Industries for apparel products an aggregate of $160,000,000 for fiscal 2003 and $37,100,000 in the current fiscal year through March 31, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2003, Joseph L. Castle, II, Kenneth S. Olshan and Marvin L. Slomowitz served as members of the Compensation Committee and Stock Option Committee. In addition, Alan Rosskamm and Marjorie Margolies-Mezvinsky served on those Committees through June 27, 2002, and Katherine M. Hudson served on those Committees beginning June 27, 2002.

Mr. Slomowitz, a Director whose term will be ending at the Annual Meeting and who will not be standing for reelection, owned equity interests in a partnership which owns a shopping center located in Pittston, Pennsylvania and in which we lease a store. The aggregate rental charges are $76,000 per annum increasing by a specified percentage to the extent that sales revenue thresholds are exceeded. We believe that this lease and its transaction terms are no less favorable to Charming Shoppes than we could have negotiated with an unaffiliated third party.

RELATIONSHIP WITH AUDITORS

The firm of Ernst & Young LLP served as our independent auditors for the fiscal year ended February 1, 2003. Ernst & Young LLP has no direct financial interest and no material indirect financial interest in Charming Shoppes. Representatives of the auditors are expected to be present at the Annual Meeting and available to make a statement, if they desire, and to answer appropriate questions.

The Audit Committee has selected Ernst & Young LLP as the independent auditors of Charming Shoppes for our fiscal year 2004, currently in progress.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

Our role as the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes and the adequacy of Charming Shoppes’ internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter which was most recently approved by the Board of Directors in 2003. As stated in the Charter (a copy of which is attached to this Proxy Statement as Appendix A), management of Charming Shoppes is responsible for the accounting and financial reporting processes and the preparation of financial statements in accordance with generally accepted accounting principles. Charming Shoppes’ independent auditors, Ernst & Young LLP, are responsible for auditing the financial statements. Our activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. In carrying out our oversight responsibilities, our Committee does not provide any expert or special assurance as to the financial statements or any professional certification as to the independent auditors’ work.

In this context, our Committee has met and held discussions with management and the independent auditors (including private sessions with the independent auditors, the internal auditors and members of management). Management represented to us that Charming Shoppes’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and our Committee has reviewed and discussed the audited financial statements for fiscal 2003 with management and the independent auditors. We specifically discussed with the independent auditors, Ernst & Young LLP, all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

In addition, our Committee has discussed with the independent auditors’ the auditors’ independence from Charming Shoppes and its management, and we received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered the compatibility of non-audit services with the auditors’ independence. Our Committee has concluded that the independent auditors are independent from Charming Shoppes and its management.

Our Committee discussed with Charming Shoppes’ internal and independent auditors the overall scope and plans for their respective audits. Our Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, the evaluations of Charming Shoppes’ internal controls, and the overall quality, reliability and integrity of Charming Shoppes’ accounting and financial reporting process.

Based on the review and discussions referred to above, our Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Charming Shoppes’ Annual Report on Form 10-K for the fiscal year ended February 1, 2003 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following independent Directors, who constitute the Audit Committee:

Charles T. Hopkins (Chairman)

Joseph L. Castle, II

Pamela S. Lewis

Alan Rosskamm

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to Charming Shoppes for services rendered by our principal independent auditors, Ernst & Young LLP, for the fiscal years ended February 1, 2003 and February 2, 2002. Certain amounts for fiscal 2002 have been reclassified to conform to the fiscal 2003 presentation:

	Fiscal 2003	Fiscal 2002
Audit fees (1)	$1,297,000	$940,000
Audit-related fees (2)	92,000	168,000
Tax fees (3)	436,000	311,000
All other fees (4)	130,000

Total	$1,955,000	$1,419,000

(1)

Audit fees consist of the audit of Charming Shoppes’ annual financial statements, the review of quarterly financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and financial audits of subsidiaries, services associated with SEC registration statements filed in connection with securities offerings (i.e., comfort letters and consents) in fiscal 2003, and financial accounting and reporting consultations.

(2)	Audit-related fees consist principally of audits of employee benefit plans, securitization-related services, due diligence services related to an acquisition in fiscal 2002, and assurance and related services that are reasonably related to the performance of the audit or review of Charming Shoppes’ financial statements.
(3)	Tax fees consist principally of assistance with tax planning, IRS and state tax audits, tax compliance ($36,000 and $2,000 in fiscal years 2003 and 2002, respectively), and in fiscal 2002, tax advice related to an acquisition.
(4)	All other fees consisted principally of business risk assessment services.

The Audit Committee has adopted policies and procedures for pre-approval of all audit and permissible non-audit services performed by Ernst & Young LLP. The Audit Committee has also considered the compatibility of non-audit services performed by Ernst & Young LLP with the auditors’ independence. Our Committee has concluded that the independent auditors are independent from Charming Shoppes and its management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require our Directors, executive officers and holders of more than 10% of our outstanding Common Stock to file Forms 3, 4 and 5 reports disclosing information concerning their transactions in and beneficial ownership of our Common Stock. Based solely on a review of the filed reports and written representations of our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements have been met during fiscal 2003.

PROPOSALS FOR 2004 ANNUAL MEETING

Any proposals of shareholders that are intended to be presented at our 2004 Annual Meeting of Shareholders and included in our proxy materials for that Meeting must be received at our principal executive offices no later than January 23, 2004 and must comply with all other applicable legal requirements in order to be included in our Proxy Statement and Proxy Card for that Meeting. In addition, under the terms of our Bylaws, a Shareholder who intends to present an item of business at the 2004 Annual Meeting of Shareholders, other than a proposal submitted for inclusion in our proxy materials, must provide notice of such business to Charming Shoppes after February 22, 2004 and on or before March 23, 2004 and must comply with all applicable requirements of our Bylaws. See also “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Director Nominations.”

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by Charming Shoppes. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, Directors and regularly engaged employees of Charming Shoppes. Charming Shoppes has engaged Georgeson Shareholder to solicit proxies and has agreed to pay Georgeson Shareholder a fee of approximately $6,000 and reimburse it for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Proxy Statement to the beneficial owners of the shares held of record by such persons, and Charming Shoppes will reimburse them for their reasonable charges and expenses in this connection.

ADDITIONAL INFORMATION

A copy of the Annual Report of Charming Shoppes for the fiscal year ended February 1, 2003, which contains financial statements audited by our independent auditors, accompanies this Proxy Statement.

A copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (including financial statements and schedules) will be furnished without charge to a Shareholder upon written request to: Colin D. Stern, Secretary, Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020.

The Report of the Compensation and Stock Option Committees of the Board of Directors on Executive Compensation, the Stock Performance Chart and the Audit Committee Report included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Charming Shoppes specifically incorporates those portions of this Proxy Statement by reference therein.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, we respectfully request that you sign the enclosed Proxy Card and return it to us in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors

                COLIN D. STERN

                         Secretary

Bensalem, Pennsylvania

May 22, 2003

Appendix A

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS CHARTER

1.	PURPOSE

The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders, the investment community and others and to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties and responsibilities are to:

(a)	Serve as an independent and objective party to monitor the quality, reliability and integrity of the Company’s accounting and financial reporting processes and systems of internal controls and compliance with legal and regulatory requirements.

(b)	Monitor the qualifications, independence and performance of the Company’s independent auditors and internal auditors.

(c)	Provide an open avenue of communication among and individually with the independent auditors, internal auditors, members of management and the Board of Directors, and take appropriate actions resulting from this interaction.

Consistent with these duties and responsibilities, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s accounting and financial reporting policies, procedures and practices at all levels.

The Audit Committee has the authority to retain and consult with, at the Company’s expense, outside legal, accounting, or other advisors or experts it deems necessary or appropriate in the performance of its duties and responsibilities. In addition, the Audit Committee has the authority to conduct any investigation it deems necessary in fulfilling its duties and responsibilities.

2.	COMPOSITION

The Audit Committee shall be comprised of three or more directors, each of whom shall be an independent non-executive director who is not an affiliated person of the Company, who does not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board of Directors or any of its committees and who is otherwise free from any relationship that the Board of Directors finds would interfere with the exercise of his or her independence from management and the Company, in each case, in accordance with the applicable independence requirements of the Securities and Exchange Commission and the National Association of Securities Dealers.

Each member of the Audit Committee shall be financially literate and able to read and understand the Company’s financial statements. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. This member must also, in the judgment of the Board, fall within the Securities and Exchange Commission’s definition of an audit committee financial expert.

The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be elected by the Board of Directors.

3.	MEETINGS

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet in executive sessions at least annually with management, the Vice President of Internal Audit, the independent auditors, and independently as a Committee to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly.

4.	RESPONSIBILITIES

The Audit Committee’s primary responsibility is one of oversight of the Company’s accounting and financial reporting processes on behalf of the Company’s Board of Directors and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Committee recognizes that financial management, the independent auditors, and the internal auditors have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Audit Committee believes its policies and practices should remain flexible to best react to a changing environment, to fulfill its responsibilities the Audit Committee shall:

(a)	Financial Reporting Process

1.	Make regular reports to the Board of Directors and review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval. The Committee shall publish the Charter in accordance with the rules and regulations of the Securities and Exchange Commission and conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

2.	Prepare the Audit Committee report as required by the Securities and Exchange Commission and publish this report in the Company’s annual Proxy Statement.

3.	Review with management, the independent auditors and internal auditors the annual and quarterly financial results prior to release of earnings.

4.	Review with management, the independent auditors and internal auditors the Company’s annual audited financial statements, including the clarity of financial and non-financial disclosures made in the Company’s financial statements, footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K, prior to filing and distribution. Such review shall include discussing with the independent auditors those matters required to be discussed under generally accepted auditing standards. Based on these reviews, the Audit Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K.

5.	Review with management, the independent auditors and internal auditors the Company’s quarterly financial statements, including the clarity of financial and non-financial disclosures made in the Company’s financial statements, footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s quarterly reports on Form 10-Q, prior to filing and distribution. Such review shall include discussing with the independent auditors those matters required to be discussed under generally accepted auditing standards. The Chair of the Committee may represent the Audit Committee for purposes of this review.

6.	Review with management, the independent auditors and the internal auditors, the quality, reliability and integrity of the Company’s accounting and financial reporting processes; the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies in the design or operation of internal controls, material weaknesses and significant changes in internal controls reported to the Audit Committee); any fraud, whether or not material, involving management or other employees who have a “significant” role in the Company’s internal controls, reported to the Audit Committee; the Company’s disclosure controls and procedures; and the disclosure regarding internal controls and disclosure controls and procedures required by the rules and regulations of the Securities and Exchange Commission to be contained in the Company’s periodic reports and the attestations or reports relating to such disclosures.

7.	Review with management, the independent auditors and the internal auditors the Company’s critical accounting policies and practices, and significant financial reporting issues and judgments and estimates made in connection with the preparation of the financial statements, changes in the Company’s accounting policies and practices, the effects of alternative treatments under generally accepted accounting principles on the financial statements that have been discussed with management and other material communications between the independent auditors and management, such as any unadjusted differences.

8.	Discuss the nature of any unusual or significant commitments or contingent liabilities and the Company’s significant financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss generally with management the Company’s earnings press releases prior to issuance, as well as financial and statistical information and earnings guidance provided to analysts, and rating agencies and others from time to time.

(b)	Independent Auditors

1.	Be directly responsible for the appointment, retention, compensation (at the Company’s expense) and oversight of the work of the Company’s independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditors shall report directly to the Audit Committee.

2.	Pre-approve all audit and permissible non-audit services to be performed by the independent auditors; or delegate the authority to pre-approve such non-audit services to one or more members of the Audit Committee, who shall report any decision to pre-approve any such service to the full Committee at its regularly scheduled meetings.

3.	Be responsible for assuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action to oversee the independence of the outside auditors.

4.	Obtain and review, at least annually, a report by the independent auditors describing the independent auditors internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5.	Review with the independent auditors the scope, fees and nature of the prospective audit and related audit plan, extent of reliance upon management, and coordination with the internal auditors.

6.	Discuss with the independent auditors any issues reviewed with the auditor’s national office regarding auditing or accounting issues identified during the engagement.

7.	Review with the independent auditors any difficulties the auditors encountered during the course of the audit work, including restrictions on the scope of work or access to requested information, any significant disagreements with management and any comments or suggestions the auditors may have, together with management’s responses, relating to the internal controls and accounting policies and practices of the Company.

8.	Establish clear hiring policies for current or former employees of the independent auditors.

(c)	Internal Auditors

1.	Review the appointment and replacement of the Vice President of Internal Audit (who shall report directly to the Audit Committee); and review any issues that arise regarding the performance of the Company’s internal auditors.

2.	Discuss with management, the independent auditors and the Vice President of Internal Audit, the organization of internal audit, the adequacy of its resources and the competence and performance of internal audit personnel.

3.	Review with the internal auditors the audit risk assessment process, annual internal audit plan and activities and significant changes thereto, as well as the coordination between the internal auditors and the Company’s independent auditors.

4.	Review with the internal auditors any difficulties the auditors encountered during internal audits, including restrictions on the scope of work or access to requested information, any significant disagreements with management and significant findings resulting from internal audits and management’s response to such findings, including any follow-up action undertaken as a result of such findings.

(d)	Ethical and Legal Compliance

1.	Review management’s monitoring of compliance with the Company’s business conduct policy and review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct, as required by the policy.

2.	Review and approve related-party transactions.

3.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

4.	Review with management, Company’s counsel and other experts, as applicable, any legal or regulatory matter that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

5.	Review with management to ensure that there is a process in place for determining that the Company’s financial statements, reports and other financial information disseminated to the Securities and Exchange Commission and the public satisfy legal requirements.

6.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

7.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deem necessary or appropriate.

Appendix B

CHARMING SHOPPES, INC.

2003 Non-Employee Directors Compensation Plan

1.    Purpose and Scope of the Plan.

(a)    Purpose. The purpose of this 2003 Non-Employee Directors Compensation Plan (the “Plan”) of Charming Shoppes, Inc. (the “Company”) is to advance the interests of the Company and its shareholders by providing for fair and adequate equity compensation of non-employee directors and an opportunity for deferral of compensation in order to attract and retain high quality persons to serve as directors and to enable such persons to increase their proprietary interest in the Company. In furtherance of this purpose, the Plan provides for grants of Options, Stock Appreciation Rights, Restricted Stock Units, and/or Restricted Stock, and the opportunity for a director to elect deferred and alternative forms of compensation in lieu of cash fees for service as a director, including Deferred Shares and deferred cash.

(b)    Effect of Amendment and Restatement of the Plan. The Plan constitutes an amendment and restatement of the Non-Employee Directors Compensation Program adopted by the Board on August 21, 1996, amended and restated effective July 1, 1999, and amended and restated effective June 27, 2002 (the “Prior Plan”). The Plan, as amended and restated, shall be effective from and after June 26, 2003 (the “Effective Date”). Non-employee director compensation before the Effective Date was governed by the Prior Plan and other policies of the Company then in effect; provided, however, that dividends on Restricted Stock, RSUs or Deferred Shares granted under the Prior Plan will be subject to the terms of the Plan in the case of any dividend payable after the Effective Date.

(c)    Relation of Plan to Other Director Compensation. The amount, timing, and other terms of cash compensation that may be paid by the Company to non-employee directors are not governed by this Plan, except to the extent that opportunities for deferral of cash compensation otherwise payable to a director, or receipt of such cash compensation in alternative forms, may be made available to a director under this Plan. In addition, adoption of the Plan does not limit the authority of the Board of Directors in adopting other compensation programs in which directors may participate.

2.    Definitions. In addition to the terms defined in Section 1, the following terms shall be defined as set forth below:

(a)    “Account” means the account established and maintained by the Company for RSUs granted under Section 6 and Deferred Shares and deferred cash credited under Section 8. A subaccount for RSUs and a subaccount for such Deferred Shares and deferred cash may be designated within the Account. The Account and RSUs, Deferred Shares and deferred cash credited to the Account will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

(b)    “Administrator” means the individual or committee specified in Section 3(b) to whom the Board has delegated authority to administer the Plan.

(c)    “Beneficiary” means the person(s) or trust(s) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Administrator to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive such benefits.

(d)    “Board” means the Board of Directors of the Company. The Board may delegate its functions to a committee of the Board as specified under Section 3(a), in which case references to the Board shall be deemed to include such committee.

(e)    “Change in Control” and related terms are defined in Section 12.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

(g)    “Deferred Shares” means a Share Unit credited to a Participant’s Account under Section 8 as a result of deferral of cash fees.

(h)    “Director Compensation” means annual retainer fees payable to a director in his or her capacity as such for service on the Board and service as chairman of any Board committee, and any other fees payable to a director in his or her capacity as such for attending meetings and other service on the Board and Board committees; provided, however, that the Administrator may determine that specific fees will not be deemed Director Compensation. Reimbursement of expenses does not constitute Director Compensation.

(i)    “Disability” means a Participant’s termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, including rules thereunder and successor provisions and rules thereto.

(k)    “Fair Market Value” means, with respect to Shares, the fair market value of such Shares determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of a Share as of any given date means the closing sale price of a Share reported on the Nasdaq National Market (or, if Shares are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange) for such date, or, if no Shares were traded on that date, on the next preceding day on which there was such a trade.

(l)    “Mandatory Retirement” means the termination of a director’s service in accordance with any mandatory retirement policy adopted by the Board of Directors and then in effect.

(m)    “Option” means the right, granted to a Participant under Section 7, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

(n)    “Participant” means any person who has been granted an Option which remains outstanding, has RSUs, Deferred Shares or deferred cash credited to his or her Account, or has elected to defer receipt of Director Compensation in the form of Deferred Shares or deferred cash under the Plan.

(o)    “Plan Year” means, with respect to a Participant, the period commencing at the time of election of the director at an annual meeting of shareholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director’s initial appointment to the Board if not at an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders.

(p)    “Restricted Stock” means Shares granted under Section 6, subject to a risk of forfeiture and restrictions on transfer for a specified period.

(q)    “RSU” or “Restricted Share Unit” means a Share Unit credited to a Participant’s Account as a grant under Section 6, which is subject to a risk of forfeiture for a specified period.

(r)    “Shares” means shares of common stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 13(b).

(s)    “Share Unit” means a right to receive, at a specified settlement date, delivery of one Share, subject to the terms and conditions of the Plan. Share Units in the form of RSUs shall be subject to a risk of forfeiture, but Share Units in the form of Deferred Shares will be at all times non-forfeitable.

(t)    “Stock Appreciation Right” or “SAR” means the right, granted to the Participant under Section 7, to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Board at the time of grant.

(u)    “Valuation Date” shall mean the close of business on the last business day of each calendar quarter and, in the case of any final distribution of deferred cash from a Participant’s Account, the day as of which such distribution is made; provided, however, that the Administrator may specify a different Valuation Date in order to coordinate the Participant’s deferred cash balance with any actual investment by which the deferred cash balance is to be measured.

3.    Administration.

(a)    Authority. Both the Board and the Administrator (subject to the ability of the Board to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board may delegate any or all of its functions to a committee of the Board, provided that the Board shall approve the form and amount of compensation to directors under any provision of the Plan. The Administrator may perform any function of the Board under the Plan, except for establishing the form and amount of compensation under any provision, adopting material amendments to the Plan under Section 13(e), and any other function from time to time specifically reserved by the Board to itself. Any actions of the Board or the Administrator with respect to the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Board. The Board and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

(b)    Administrator. The Administrator shall be the Executive Vice President, General Counsel and Secretary of the Company, or, if that officer is unavailable, the Executive Vice President, Chief Financial Officer, or, if that officer is unavailable, the Executive Vice President and Director of Human Resources; provided, however, that the Board may designate a different individual or committee to serve as Administrator. In any case in which a director is a member of the Administrator, such director shall not act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

(c)    Limitation of Liability. Each member of the Board and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or the Administrator, nor any person to whom ministerial duties under the Plan have been delegated, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.    Shares Available Under the Plan. Subject to adjustment as provided in Section 13(b), the total number of Shares reserved and available for delivery under the Plan for awards granted on or after June 26, 2003 shall be 600,000; provided however, that, in no event may more than 50% of such Shares be delivered in connection with “full-value Awards.” For this purpose, “full-value Awards” means awards other than Options or SARs for which a Participant does not pay or surrender rights to payment equal to at least the Fair Market Value of the award determined at the date of grant. Shares subject to and to be delivered in connection with awards granted before June 26, 2003 which remain outstanding at that date shall be drawn from the shares reserved and available under the Plan at the time of grant. The Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. For purposes of this Section 4, Shares subject to an award under the Plan (including an award granted before June 26, 2003) that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of Shares to the Participant, including the number of Shares withheld or surrendered in payment of any exercise or purchase price of an award and including the number of Shares subject to an award but not delivered upon exercise or settlement of the award, will become available for awards under the Plan.

5.    Eligibility. Each non-employee director of the Company may participate in the Plan, subject to the terms hereof. No person other than those specified in this Section 5 will be eligible to participate in the Plan. The Administrator will notify each person of his or her eligibility to participate in an elective feature of the Plan not later than 15 days prior to any deadline for filing an election form, except in cases in which such period of advance notice is impractical.

6.    Grants of Restricted Stock or RSUs. Restricted Stock and/or RSUs shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the directors or classes of directors to be granted such awards, the number of shares of Restricted Stock or RSUs to be granted, and the time or times at which such awards shall be granted. An award granted under this Section 6 shall become vested and non-forfeitable at such dates as may specified by the Board, and shall have such other terms as may be established by the Board.

(a)    Initial Grant Policy—One-Time Grant Upon First Election as a Non-Employee Director. The initial policy with respect to newly appointed or elected non-employee directors under this Section 6, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

(i)	Award Type and Amount. 10,000 Shares of Restricted Stock shall be automatically granted to each non-employee director upon the initial election or appointment of the non-employee director, subject to adjustment as provided in Section 13(b). No grants under this Section 6(a) are authorized to directors initially elected or appointed prior to the Effective Date.

(ii)	Vesting and Forfeiture Terms. One-third of the number of Shares of Restricted Stock shall vest and become non-forfeitable at the close of business on June 1 of each of the three calendar years following the date of grant of such award, rounded to the nearest number of whole Shares, subject to the following:

(A)	In the event of a Change in Control or termination of the Participant’s service as a director due to death or Disability, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full.

(B)	In the event of termination of the Participant’s service as a director due to Mandatory Retirement by the Participant, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable as to that number of Shares of Restricted Stock as would have vested and become non-forfeitable if the Participant had continued to serve as a director through the anticipated date of the next annual meeting of shareholders.

Unless otherwise determined by the Board, an award of Restricted Stock that has not vested at or before the time of termination of the Participant’s service as a director (this would include all unvested Restricted Stock in the event of a director’s removal from service) will cease to vest and will be forfeited upon such termination.

(b)    Initial Grant Policy—Annual Grant to a Non-Employee Director. The initial policy with respect to annual grants of RSUs under this Section 6, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

(i)	Award Type and Amount. At the date of an annual meeting of shareholders at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), 3,000 RSUs shall be automatically granted to each non-employee director eligible to participate in the Plan at the close of business on that date. If a non-employee director is initially elected or appointed at a date that does not coincide with the date of an annual meeting and does not fall on or between June 1 and the date of that year’s annual meeting, if he or she is eligible to participate in the Plan at that date, he or she will be automatically granted the number of RSUs equal to 3,000 multiplied by a fraction the numerator of which is the number of days from the date of grant to the anniversary of the most recent annual meeting and the denominator of which is 365 (rounded to the nearest whole share). The number of Shares to be subject to a grant of RSUs under this policy will be subject to adjustment as provided in Section 13(b).

(ii)	Vesting and Forfeiture Terms. Such award shall become vested and non-forfeitable as to all RSUs at the close of business on the June 1 following the date of grant, subject to the following:

(A)	In the event of a Change in Control or termination of the Participant’s service as a director due to death or Disability, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full.

(B)	In the event of termination of the Participant’s service as a director due to a voluntary termination of service or Mandatory Retirement by the Participant, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable as to that number of RSUs equal to the total number of RSUs multiplied by a fraction the numerator of which is the number of days from the date of grant to the date of termination of service and the denominator of which is the number of days from the date of grant until the June 1 following the date of grant of such award (such fraction in no event will exceed one).

Unless otherwise determined by the Board, an award of RSUs that has not vested at or before the time of termination of the Participant’s service as a director (this would include all unvested RSUs in the event of a director’s removal from service) as provided herein will cease to vest and will be forfeited upon such termination.

(c)    Dividends and Dividend Equivalents. Unless otherwise determined by the Board, cash dividends on Restricted Stock which are not large, special and non-recurring and which are paid prior to the lapse of the risk of forfeiture on such Restricted Stock shall be paid to the Participant. Other dividends will be payable or not payable and subject to adjustment to the Restricted Stock in accordance with Section 13(b). Dividend Equivalents will be credited on RSUs in accordance with Section 9(a), with the resulting additional RSUs subject to the same terms, including risk of forfeiture, as the RSUs on which the dividend equivalent was paid; provided, however, that such dividend equivalents may instead be paid in cash, subject to such terms as the Administrator may determine, if reinvestment of dividends is determined by the Administrator to be administratively burdensome.

(d)    Other Restricted Stock Terms. Restricted Stock shall be nontransferable by the Participant at any time that the award remains subject to a risk of forfeiture. Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator shall determine. Unless otherwise determined by the Administrator, if certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Upon the lapse of restrictions on Restricted Stock, the Share certificate shall be released by the Company to the Participant with any legend relating to such restrictions removed.

(e)    Settlement of RSUs. RSUs shall be settled at the time the risk of forfeiture on such RSUs lapses, provided, however, that a director may elect to defer settlement of RSUs by filing an election with the Company by the end of the month following the grant of the RSUs or by such other deadline, prior to the lapse of the risk of forfeiture, as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

(i)	Effect and Irrevocability of Elections. Elections relating to RSUs shall become irrevocable at the specified deadline for the filing of such elections, unless the Administrator specifies a different time. Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Administrator shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

(ii)	Matters To Be Elected. The Administrator will provide a form or forms of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 6. This election form may be included in the document evidencing the grant of RSUs.

(iii)	Permitted Elections as to Settlement. Elections as to the time of settlement of deferred RSUs shall conform to the terms of Section 9(c).

A validly deferred RSU will remain forfeitable until the risk of forfeiture lapses. Thereafter, although it will still be referred to as an RSU for purposes of the Plan, it will be non-forfeitable.

7.    Grants of Options and SARs. Options and/or SARs shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the directors or classes of directors to be granted such awards, the number of shares to be subject to Options or SARs, and the time or times at which such awards shall be granted, vested, exercisable, and expire, and such other terms as may be established by the Board.

(a)    Initial Grant Policy—Annual Grant of Option to a Non-Employee Director. The initial policy with respect to annual grants of Options under this Section 7, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

(i)

Award Type and Amount. At the date of an annual meeting of shareholders at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), an Option to purchase 6,500 Shares shall be automatically granted to each non-employee director eligible to participate in the Plan at the close of business on that date. If a non-employee director is initially elected or appointed at a date that does not coincide with the date of an annual meeting, if he or she is eligible to participate in the Plan at that date, he or she will be automatically granted an Option to purchase the number of Shares equal to 6,500 multiplied by a fraction the numerator of which is the number of days from the date of grant to the anniversary of the most recent annual meeting and the denominator of which is 365 (rounded to the nearest whole share). The number of Shares to be subject to Options granted under this policy will be subject to adjustment as provided in Section 13(b).

(ii)	Vesting and Forfeiture Terms. The Option shall vest and become exercisable in full at the close of business on the June 1 following the date of grant of such award, subject to the following:

(A)	If such Option has not previously vested or been forfeited, it shall vest and become exercisable in full upon a Change in Control, upon the Participant’s death, or upon the termination of the Participant’s service as a director due to Disability.

(B)	If such Option has not previously vested or been forfeited, it shall vest and become exercisable as to the “Pro Rata Shares” upon a termination of the Participant’s service as a director due to a voluntary termination of service (i.e., excluding termination due to Disability or Mandatory Retirement). For purposes of this Section 7(a)(ii), the “Pro Rata Shares” shall be the number of Shares determined by multiplying (1) the number of Shares as to which the Option would have vested and become exercisable if the Participant had continued to serve as a director through the anticipated date of the next annual meeting of shareholders by (2) a fraction the numerator of which is the number of days from the date of the latest annual meeting of shareholders through the date of the Participant’s termination and the denominator of which is 365 (rounded up to the next whole share).

(C)	Any portion of an Option that has not vested and become exercisable at the date of a director’s Mandatory Retirement shall remain outstanding and become exercisable in accordance with the first sentence of this Section 7(a)(ii), provided that such Option shall become exercisable in full upon a Change in Control or the death of the director, and each such portion of the Option that becomes exercisable after such Mandatory Retirement shall expire at the end of the one-year period following the date it becomes exercisable as provided in Section 7(a)(iii).

Except in the case of a Mandatory Retirement or as otherwise determined by the Board, any portion of a Participant’s Option that has not vested and become exercisable at or before the time of termination of the Participant’s service as a director (this would include the entire unvested Option in the event of a director’s removal from service) as provided herein will cease to vest and will be forfeited upon such termination.

(iii)	Option Term. The Option, to the extent not previously forfeited, shall expire at the earlier of (i) ten years after the date of grant (or such earlier date as may be specified by the Board prior to grant), or (ii) one year after the Participant ceases to serve as a director of the Company for any reason except that, in the case of a termination due to Mandatory Retirement, any portion of the Option that becomes exercisable at a date following the Mandatory Retirement, as provided in Section 7(a)(ii)(C), shall expire one year after the date such portion vests and becomes exercisable. (Note: Portions of any Option that were vested and exercisable at the date of Mandatory Retirement will expire one year after such Mandatory Retirement, but in no event later than ten years after the date of grant).

(b)    Exercise Price and Grant Price. The exercise price per Share purchasable under an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option. The grant price per Share subject to an SAR will be equal to 100% of the Fair Market Value of a Share on the date of grant of the SAR.

(c)    Option and SAR Maximum Term. The maximum term of an Option or SAR granted hereunder shall be ten years from the date of grant.

(d)    Payment of Exercise Price. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Shares or the withholding of Shares from those deliverable upon exercise of the Option, or any combination thereof, or in such other lawful form or manner as may be established by the Administrator; provided, however, that, unless otherwise determined by the Administrator, Shares shall not be surrendered or withheld in payment of the exercise price if such surrender or withholding would result in additional accounting expense to the Company.

8.    Deferral of Fees In Deferred Shares and Deferred Cash. Each director of the Company who is eligible under Section 5 may elect, in accordance with Section 8(a), to defer receipt of Director Compensation in the form of Deferred Shares under Section 8(b) or deferred cash under Section 8(c).

(a)    Elections. A director shall elect to participate in the deferral feature under this Section 8 and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year (Plan Years generally will begin at each annual meeting of shareholders or, in the case of a new director, upon initial appointment) or at such other date as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

(i)	Effect and Irrevocability of Elections. Elections shall be deemed continuing, and therefore applicable to Plan Years after the initial Plan Year covered by the election, until the election is modified or superseded by the Participant. Elections other than those subject to Section 9(c) shall become irrevocable at the commencement of the Plan Year to which an election relates, unless the Administrator specifies a different time. Elections relating to the time of settlement of an Account shall become irrevocable at the time specified in Section 9(c). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Administrator shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

(ii)	Matters To Be Elected. The Administrator will provide a form or forms of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8 and Section 9.

(iii)	Time of Filing Elections. An election must be received by the Administrator prior to the deadline specified by the Administrator. Under no circumstances may a Participant defer compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

(b)    Deferral of Director Compensation in the Form of Deferred Shares. If a Participant has elected to defer receipt of a specified amount of Director Compensation in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant’s Account, as of the date such Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a Share at that date. Deferred Shares credited under this Section 8(b) shall be subject to the terms and conditions of Deferred Shares specified in Sections 9(a), 9(b), and 9(c). The right and interest of each Participant in Deferred Shares credited to the Participant’s Account under this Section 8(b) at all times will be nonforfeitable.

(c)    Deferral of Director Compensation in the Form of Deferred Cash. If a Participant has elected to defer receipt of a specified amount of Director Compensation in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant’s Account as of the date such Director Compensation otherwise would have been payable to the Participant but for such election to defer. Deferred cash credited to a Participant’s Account may be invested in such investment vehicles as may be designated from time-to-time by the Board or a Board committee. The terms of any such investment (including relating to timing, crediting of earnings and losses, and reallocation among investment vehicles) shall be subject to such rules, regulations and determinations as may be adopted by the Administrator. The Company may link the earnings and losses under designated investment vehicles to the returns of actual investments in such vehicles, which investments may be made directly by the Company or through a rabbi trust or other intermediary; provided, however, that the Participant shall have no rights with respect to any specific assets that would cause the Participant to be other than an unsecured creditor of the Company or to be otherwise in constructive receipt of any cash or property. The right and interest of each Participant relating to deferred cash credited to his or her Account at all times will be nonforfeitable.

(d)    Deferral of Profit Shares Upon Exercise of an Option. The Board may adopt rules under the Plan permitting a director to defer receipt of Shares representing the profit upon exercise of an Option granted under the Plan, in which case the “profit” Shares shall have the attributes of Deferred Shares and shall be credited to the Participant’s Account as of the Option exercise date. Deferred Shares credited under this Section 8(d) shall be subject to the terms and conditions of Deferred Shares specified in Sections 9(a), 9(b), and 9(c). The right and interest of each Participant in Deferred Shares credited to the Participant’s Account under this Section 8(d) at all times will be nonforfeitable.

(e)    Cessation of Service as a Director. If any Director Compensation otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a director, such payment shall not be subject to deferral under this Section 8, but shall instead be paid in accordance with the Company’s regular non-employee director compensation policies.

9.    Other Terms of Accounts.

(a)    Dividend Equivalents on Share Units. Dividend equivalents will be credited on Share Units (i.e., RSUs and Deferred Shares) credited to a Participant’s Account as follows:

(i)	Cash and Non-Share Dividends. If the Company declares and pays a dividend on Shares in the form of cash or property other than Shares, then a number of additional Share Units shall be credited to a Participant’s Account as of the designated crediting date for such dividend equal to (i) the number of Share Units credited to the Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend on each Share at such payment date, divided by (iii) the Fair Market Value of a Share at such designated crediting date.

(ii)	Share Dividends and Splits. If the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional Share Units shall be credited to the Participant’s Account as of the payment date for such dividend or forward Share split equal to (i) the number of Share Units credited to the Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.

(iii)	Designated Crediting Date. The Administrator may designate the crediting date for dividend equivalents under Section 9(a)(i), which may be not earlier than the dividend payment date and not later than six months after the dividend payment date. The purpose of such designation shall be to minimize the administrative burden relating to such crediting, including the need for filings of Form 4s to report such crediting. No interest will be credited on cash amounts between the dividend payment date and the designated crediting date.

(b)    Reallocation of Accounts. A Participant shall have no right to have amounts credited as cash in his or her Account reallocated or switched to Share Units in such Account or amounts credited as Share Units in such Account reallocated or switched to deferred cash in such Account, unless otherwise determined by the Board. The foregoing notwithstanding, in the event of a Change in Control, unless otherwise specifically elected by the

Participant prior to the Change in Control, the Participant’s Share Unit balance in his or her Account shall be automatically converted into deferred cash based on the Fair Market Value of Shares as of the close of business on the day of the Change in Control (or, if no Shares remain outstanding at that time, as of the close of business on the day preceding the Change in Control). If and to the extent authorized under Section 8(c), amounts of deferred cash may be reallocated among investment alternatives made available for cash deferrals under the Plan.

(c)    Elections as to Settlement. Each Participant, while still a director of the Company, shall file an election with the Administrator specifying the time or times at which the Participant’s Account will be settled, following the Participant’s termination of service as a director of the Company, and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten; provided, however, that, if no valid election has been filed as to the time of settlement of a Participant’s Account or any portion thereof, such Account or portion thereof shall be distributed in a single lump sum on the first business day of the year following the year in which the Participant ceases to serve as a director. If installments are elected, such installments must be annual installments commencing not later than the first year following the year in which the Participant ceases to serve as a director (on such annual installment date as may be specified by the Administrator) and extending over a period not to exceed ten years.

(i)	Matters Covered by Election. Subject to the terms of the Plan, the Administrator shall determine whether all deferrals under the Plan must be subject to a single election as to the time or times of settlement, or whether settlement elections may relate to deferrals relating to a specified Plan Year. If the Administrator permits elections to relate to a specified Plan Year, such election shall apply to the amounts originally credited in respect of such Plan Year and to any additional amounts credited as dividend equivalents or interest in respect of such originally credited amounts and previously credited additional amounts.

(ii)	Modifying Elections. A Participant may modify a prior election as to the time at which a Participant’s Account (or portion thereof) will be settled at any time prior to the time the Participant ceases to serve as a director of the Company, subject to such requirements as may be specified by the Administrator. Such modification shall be made by filing a new election with the Administrator. The foregoing notwithstanding, elections under this Section 9(c) shall not be permitted, including elections which would have the effect of advancing the time of settlement of any portion of the Account, if permitting such an election would result in constructive receipt by the Participant of compensation in respect of the Participant’s Account prior to the actual settlement of such Account.

(d)    Statements. The Administrator will furnish statements to each Participant reflecting the amounts credited to a Participant’s Account, transactions therein, and other related information no less frequently than once each calendar year. Statements may be combined with other information, including information with respect to other compensation plans, being provided to the Participant.

(e)    Fractional Shares. The amount of Share Units credited to an Account shall include fractional Shares calculated to at least three decimal places.

10.    Settlement of Accounts. The Company will settle a Participant’s Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant’s death) at the time or times, in a lump sum or installments, as specified in the Participant’s election(s) filed in accordance with Sections 6(e) and 9(c); provided, however, that an Account will be settled at times earlier than those specified in such election in accordance with Sections 10(b), 10(c) or 10(d); and provided further, that RSUs as to which no valid election to defer has been filed will be settled at the date specified in connection with the award under Section 6.

(a)    Form of Distribution. Distributions in settlement of a Participant’s Account shall be made only in cash with respect to deferred cash and in Shares with respect to Share Units.

(b)    Death or Disability. If a Participant ceases to serve as a director due to death or Disability or dies prior to distribution of all amounts from his or her Account, the Company shall make a single lump-sum distribution to the Participant or his or her Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant’s death or Disability.

(c)    Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant’s control that payment of amounts previously deferred under the Plan is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of an Account and the time and manner of such payment.

(d)    Penalty Withdrawal. Other provisions of the Plan notwithstanding, upon the written application of a Participant a Participant may withdraw all or a portion of the balance of his or her Account, provided that upon any such withdrawal, an amount equal to 10% of the amount the Participant elected to withdraw shall be forfeited to the Company, with the remaining 90% of such amount delivered to the Participant. The Administrator may specify rules governing the time and manner of a withdrawal and the accompanying penalty forfeiture and other terms applicable under this Section 10(d).

(e)    Distribution Upon a Change in Control. Upon a Change in Control, the Company shall make a single lump-sum distribution to the Participant in settlement of his or her Account as promptly as practicable following the Change in Control, unless the Participant has otherwise specifically elected prior to the Change in Control not to receive the distribution provided for under this Section 10(e).

11.    Limitations on Deferrals and Related Participant Rights. The rights of a Participant with respect to deferrals under Sections 6, 8, 9, and 10, including any right to defer Option profit shares under Section 8(d), any right to modify an election as to the time of settlement under Section 9(c), and any right to elect a penalty withdrawal under Section 10(d), shall be limited or suspended at any time if and to the extent required by law or if the existence of such right would cause a Participant to be deemed to be in constructive receipt of amounts credited to his or her Account or otherwise cause the Participant’s deferral of taxation with respect to compensation deferred hereunder to be ineffective.

12.    Definitions Relating to Change in Control. For purposes of this Plan, the following definitions shall apply:

(a)    “Beneficial Owner,” “Beneficially Owns,” and “Beneficial Ownership” shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 12, “Beneficial Ownership” (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

(b)    “Change in Control” means and shall be deemed to have occurred if, after the Effective Date,

(i)	any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(ii)	those individuals who as of the Effective Date constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(iii)	there is consummated a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a “Transaction”), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

(iv)	there is implemented or consummated a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

(c)    “Person” shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

(d)    “Related Party” means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a “Related Party”), would constitute a Change in Control.

(e)    “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

13.    General Provisions.

(a)    Limits on Transferability. Restricted Stock prior to the lapse of restrictions, Options, RSUs, Deferred Shares, deferred cash, and all other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a Beneficiary in the event of a Participant’s death, and will not otherwise be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void. The foregoing notwithstanding, the Administrator may permit a Participant to transfer Options and related rights to one or more trusts, partnerships, or family members during the lifetime of the Participant solely for estate planning purposes, but only if and to the extent then consistent with the registration of any offer and sale of Shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be permitted to be filed with respect to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 13(a).

(b)    Adjustments. In the event that any large, special and non-recurring dividend or other distribution in the form of cash or other property, recapitalization, forward or reverse split, Share dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant’s rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares reserved and available for delivery under the Plan and to be subject to Restricted Stock, Options, RSUs and Deferred Shares thereafter granted or credited, (ii) the limits upon the number of Shares that may be subject to Restricted Stock, RSUs, and Options automatically granted under Sections 6 and 7 and any specification of the number automatically granted, (iii) the number and kind of Shares outstanding as Restricted Stock, (iv) the number and kind of Shares deliverable upon exercise of outstanding Options, and the exercise price per Share thereof (provided that no fractional Shares will be delivered upon exercise of any Option), and (v) the number and kind of Shares then credited as RSUs and Deferred Shares (taking into account any Share Units credited as dividend equivalents under Section 9(a)) and by reference to which RSUs and Deferred Shares are valued under the Plan.

(c)    Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred and relating to the Account to which the payments relate against the Company, the Board, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an Account in the form of RSUs or Deferred Shares, the amounts paid shall be deemed to relate to the RSUs or Deferred Shares credited to the Account at the earliest time.

(d)    Compliance. The Company shall have no obligation to settle any Account of a Participant (in any form) until all legal and contractual obligations of the Company relating to establishment of the Plan and such settlement shall have been complied with in full. In addition, the Company shall impose such restrictions on Shares delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the Nasdaq National Market or any other stock exchange or automated quotation system upon which the Shares are then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Articles of Incorporation or By-Laws, or any other law, regulation, or binding contract to which the Company is a party.

(e)    Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan, the authority to grant awards under the Plan, or any outstanding award (and any agreement relating thereto) without the consent of any other party, including shareholders or Participants; provided, however, that any amendment shall be subject to shareholder approval if and to the extent then required under applicable rules of the Nasdaq National Market or any other stock exchange or automated quotation system upon which the Shares may then be listed or quoted; and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted. The foregoing notwithstanding, the Board, in its sole discretion, may terminate the Plan (in whole or in part) and may distribute to any Participant (in whole or in part, and whether or not in connection with a termination of the Plan) the amounts credited to the Participant’s Account. Without the prior approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (1) amending the terms of an Option after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

(f)    Unfunded Status of Plan; Creation of Trusts. The Plan is intended to constitute an “unfunded” Plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder (except insofar as Shares are issued in connection with Restricted Stock). With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Board otherwise determines with the consent of each affected Participant. The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of any trust.

(g)    Other Participant Rights. No Participant shall have any of the rights or privileges of a shareholder of the Company under the Plan, including as a result of the grant of an Option or crediting of RSUs, Deferred Shares or other amounts to an Account, or the creation of any Trust and deposit of Shares therein, except at such time as such Option may have been duly exercised or Shares may be actually delivered in settlement of an Account (in whole or in part); provided, however, that a Participant granted Restricted Stock shall have rights of a shareholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. No provision of the Plan, document relating to the Plan, or transaction hereunder shall confer upon any Participant any right to continue to serve as a director of the Company or in any other capacity with the Company or a subsidiary or to be nominated for reelection as a director, or interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a), the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(h)    Continued Service as an Employee. If a Participant ceases to serve as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director; provided, however, that, for purposes of Section 5, such former director will not be deemed to be a non-employee director eligible for further grants of awards.

(i)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)    Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of Restricted Stock, Options, RSUs or Deferred Shares, and neither the Company, the Board nor the Administrator shall be liable or responsible therefor.

(k)    Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(l)    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

(m)    Effective Date and Plan Termination. The Plan, as amended and restated herein, shall be effective as of the Effective Date. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding awards or Accounts under the Plan.

Appendix C

CHARMING SHOPPES, INC.

2003 Incentive Compensation Plan

1.	General

This 2003 Incentive Compensation Plan (the “Plan”) of Charming Shoppes, Inc. and its subsidiaries (collectively the “Company”) authorizes the grant of annual incentive and long-term incentive awards to senior executive officers and sets forth certain terms and conditions of such Awards. The purpose of the Plan is to help the Company secure and retain senior executives of outstanding ability and to motivate such executives to exert their greatest efforts on behalf of the Company and its subsidiaries by providing incentives directly linked to the return on assets or other measures of the financial success of the Company. The Plan is intended to permit the Committee to qualify certain Awards as “performance-based” compensation under Code Section 162(m).

2.	Definitions

In addition to the terms defined in Section 1 above and elsewhere, the following are defined terms under this Plan:

(a)    “Annual Incentive Award” means an Award earned based on performance in a Performance Period of one fiscal year or a portion thereof.

(b)    “Award” means the amount of a Participant’s Award Opportunity in respect of a Performance Period determined by the Committee to have been earned, and the Participant’s rights to future payments in settlement thereof.

(c)    “Award Opportunity” means the Participant’s opportunity to earn specified amounts based on performance during a Performance Period. An Award Opportunity constitutes a conditional right to receive settlement of an Award.

(d)    “Cause” means “cause” as defined in an employment agreement between the Company and the Participant in effect at the time of Termination of Employment. If, however, there is no such employment agreement, Cause shall mean the Participant’s chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Participant’s control, or the Participant’s acts of dishonesty or intentional wrongdoing committed against the Company, its agents or employees or otherwise in connection with his or her employment by the Company or conviction of a crime, whether or not in connection with employment, other than a traffic infraction or other minor violation, the Participant’s knowing or grossly negligent misconduct, or knowing or grossly negligent failure to prevent misconduct, which misconduct results in the Company being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; provided, however, that the Committee shall have the sole discretion to determine whether the Participant has engaged in acts or omissions which constitute “Cause.”

(e)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(f)    “Committee” means the Compensation Committee of the Board of Directors, or such other Board committee as the Board may designate to administer the Plan.

(g)    “Covered Employee” means a person designated by the Committee as likely, with respect to a given fiscal year of the Company, to be the Chief Executive Officer or one of the four other most highly compensated executive officers serving on the last day of such fiscal year. This designation generally is required at the time an Award Opportunity is granted. The Committee may designate more than five persons as Covered Employees in a given year.

(h)    “Participant” means an employee participating in this Plan.

(i)    “Performance Goal” means the Company or individual accomplishment or other performance objective required as a condition to the earning of an Award Opportunity.

(j)    “Performance Period” means the period, specified by the Committee, over which an Award Opportunity may be earned.

(k)    “Retirement” means Termination of Employment of the Participant at or after age 65 or, with the consent of the Committee, at or after reaching age 60.

(l)    “Termination of Employment” means the termination of a Participant’s employment by the Company or a subsidiary immediately after which the Participant is not employed by the Company or any subsidiary.

3.	Administration

(a)    Administration by the Committee. The Plan will be administered by the Committee, provided that the Committee may condition any of its actions on approval or ratification by the Board of Directors. The Committee shall have full and final authority to take all actions hereunder, subject to and consistent with the provisions of the Plan. This authority includes authority to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)    Manner of Exercise of Authority. Any action by the Committee or the Board with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries or affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. At any time that a member of the Committee is not an “outside director” as defined under Code Section 162(m), any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more “outside directors.” Such action shall be the action of the Committee for purposes of the Plan. The foregoing notwithstanding, no action of the Committee shall be void or deemed beyond the authority of the Committee solely because, at the time such action was taken, one or more members of the Committee failed to qualify as an “outside director.” The Committee may delegate to specified officers or employees of the Company authority to perform administrative functions under the Plan, to the extent consistent with applicable law.

(c)    Limitation of Liability. Each member of the Committee and the Board of Directors, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Eligibility

Employees of the Company or any subsidiary who are or may become executive officers of the Company may be selected by the Committee to participate in this Plan.

5.	Per-Person Award Limitation

Award Opportunities granted to any one eligible employee shall be limited such that the amount potentially earnable for performance in any one 12-month fiscal year shall not exceed the Participant’s Annual Limit. For this purpose, the Annual Limit shall equal $3.5 million plus the amount of the Participant’s unused Annual Limit as of the close of the previous fiscal year; provided, however, that any unused Annual Limit that is not used within five years after being carried forward shall cease to be carried forward to a subsequent year. For this purpose, (i) “earning” means satisfying performance conditions so that an Award Opportunity becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount may be potentially earned or paid under an Award, regardless of whether such amount is in fact earned or paid. In the case of any fiscal year of less than 12 months, the Annual Limit for such fiscal year shall be pro rated (before adding any carryforward amount).

6.	Designation and Earning of Award Opportunities

(a)    Designation of Award Opportunities and Performance Goals. The Committee shall select employees to participate in the Plan for a Performance Period and designate, for each such Participant, the Award Opportunity such Participant may earn for such Performance Period, the nature of the Performance Goal the achievement of which will result in the earning of the Award Opportunity, and the levels of earning of the Award Opportunity corresponding to the levels of achievement of the performance goal. The following terms will apply to Award Opportunities:

(i)    Specification of Amount Potentially Earnable. Unless otherwise determined by the Committee, the Award Opportunity earnable by each Participant shall range from 0% to a specified maximum percentage of a specified target Award Opportunity. The Committee shall specify a table, grid, formula, or other information that sets forth the amount of a Participant’s Award Opportunity that will be earned corresponding to the level of achievement of a specified Performance Goal.

(ii)    Denomination of Award Opportunity; Payment of Award. Award Opportunities will be denominated in cash and Awards will be payable in cash, except that the Committee may denominate an Award Opportunity in shares of Common Stock and/or settle an Award Opportunity in shares of Common Stock if and to the extent that shares of Common Stock are authorized for use in incentive awards and available under the 1993 Employees’ Stock Incentive Plan or another compensatory plan of the Company.

(b)    Limitations on Award Opportunities and Awards for Covered Employees. If the Committee determines that an Award Opportunity to be granted to an eligible person who is designated a Covered Employee by the Committee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the following provisions will apply:

(i)    Performance Goal. The Performance Goal for such Award Opportunities shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being

“substantially uncertain.” The Committee may determine that the Award Opportunity will be earned, or tentatively earned, based upon achievement of any one measure of performance or that two or more measures of performance must be achieved. Performance Goals may differ for Award Opportunities granted to any one Participant or to different Participants.

(ii)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing the Performance Goal for such Award Opportunities: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) shareholder value creation measures, including but not limited to stock price or total shareholder return; (10) dividend payout as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)    Performance Period and Timing for Establishing Performance Goals. The Committee will specify the Performance Period over which achievement of the Performance Goals in respect of such Award Opportunities shall be measured. A Performance Goal shall be established by the date which is the earlier of (A) 90 days after the beginning of the applicable Performance Period or (B) the time 25% of such Performance Period has elapsed.

(iv)    Annual Incentive Awards Granted to Covered Employees. The Committee may grant an Annual Incentive Award, intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), to an eligible person who is designated a Covered Employee for a given fiscal year.

(v)    Changes to Amounts Payable Under Awards During Deferral Periods. Any settlement or other event which would change the form of payment from that originally specified shall be implemented in a manner such that the Award does not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

(c)    Additional Participants and Award Opportunity Designations During a Performance Period. At any time during a Performance Period the Committee may select a new employee or a newly promoted employee to participate in the Plan for that Performance Period and/or designate, for any such Participant, an Award Opportunity (or additional Award Opportunity) amount for such Performance Period. In determining the amount of the Award Opportunity for such Participant under this Section 6(c), the Committee may take into account the portion of the Performance Period already elapsed, the performance achieved during such elapsed portion of the Performance Period, and such other considerations as the Committee may deem relevant.

(d)    Determination of Award. Within a reasonable time after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal for the earning of Award Opportunities was achieved during such Performance Period and the resulting Award to the Participant for such Performance Period. The Committee may adjust upward or downward the amount of an Award, in its sole discretion, in light of such considerations as the Committee may deem relevant, except that (i) no such discretionary upward adjustment of an Award authorized under Section 6(b) is permitted, and (ii) any discretionary adjustment is subject to Section 5 and other applicable limitations of the Plan. Unless otherwise determined by the Committee, the Award shall be deemed earned and vested at the time the Committee makes the determination pursuant to this Section 6(d).

(e)    Written Determinations. Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of Award Opportunities, the level of actual achievement of the Performance Goals and the amount of any final Award earned shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the Performance Goal relating to the Award and other material terms of the Award upon which settlement was conditioned have been satisfied.

(f)    Other Terms of Award Opportunities and Awards. Subject to the terms of this Plan, the Committee may specify the circumstances in which Award Opportunities and Awards shall be paid or forfeited in the event of a change in control, termination of employment in circumstances other than those specified in Section 8, or other event prior to the end of a Performance Period or settlement of an Award. With respect to Award Opportunities and Awards under Section 6(b), any payments resulting from a change in control or termination of employment need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Award Opportunity or Award from Section 162(m) qualification in cases in which no change in control or termination of employment occurred.

(g)    Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Award Opportunities and related Performance Goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority (i) would cause an Award Opportunity or Award granted under Section 6(b) and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance Goals relating to an Award Opportunity under Section 6(b) intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

7.	Settlement of Awards.

(a)    Deferrals. The Committee may specify, at the time the Award Opportunity is granted, that an Award will be deferred as to settlement after it is earned. In addition, a Participant will be permitted to elect to defer settlement of an Award if and to the extent such Participant is selected to participate in the Company’s Variable Deferred Compensation Plan for Executives and deferrals of Awards are authorized and validly elected in accordance with that plan.

(b)    Settlement of Award. Any non-deferred Award shall be paid and settled by the Company promptly after the date of determination by the Committee under Section 6(d) hereof. With respect to any deferred amount of a Participant’s Award, such amount will be credited to the Participant’s deferral account under the Company’s Variable Deferred Compensation Plan for Executives as promptly as practicable at or after the date of determination by the Committee under Section 6(d) hereof.

(c)    Tax Withholding. The Company shall deduct from any payment in settlement of a Participant’s Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

(d)    Non-Transferability. An Award Opportunity, any resulting Award, including any deferred cash amount resulting from an Award, and any other right hereunder shall be non-assignable and non-transferable, and shall not be pledged, encumbered, or hypothecated to or in favor of any party or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary or affiliate.

8.	Effect of Termination of Employment.

Except to the extent set forth in subsections (a) and (b) of this Section 8, upon a Participant’s Termination of Employment prior to completion of a Performance Period or, after completion of a Performance Period but prior to the payment and settlement by the Company of the Participant’s Award Opportunity with respect to that Performance Period, the Participant’s Award Opportunity relating to such Performance Period shall cease to be earnable and shall be canceled, and the Participant shall have no further rights or opportunities hereunder:

(a)    Disability, Death or Retirement. If Termination of Employment is due to the permanent disability, death or Retirement of the Participant, the Participant or his or her beneficiary shall be deemed to have earned and shall be entitled to receive an Award for any Performance Period for which termination occurs prior to the date of determination under Section 6(d) hereof equal to the Award which would have been earned had Participant’s employment not terminated multiplied by a fraction the numerator of which is the number of calendar days from the beginning of the Performance Period to the date of Participant’s Termination of Employment and the denominator of which is the number of calendar days in the Performance Period (but such fraction shall in no event be greater than one). Such pro rata Award will be determined at the same time as Awards for continuing Participants are determined (i.e., normally following the end of the Performance Period in accordance with Section 6(d) hereof). Upon its determination, such pro rata Award shall be paid and settled promptly in cash, except to the extent the settlement has been validly deferred in accordance with Section 7(a). The portion of the Participant’s Award Opportunity not earned will cease to be earnable and will be canceled. For purposes of the Plan, the existence of a “permanent disability” shall be determined by, or in accordance with criteria and standards adopted by, the Committee. The foregoing notwithstanding, the Committee may limit or expand the Participant’s rights upon disability, death or Retirement with respect to a given Award Opportunity if the Committee has so specified in writing before the Award Opportunity has been earned.

(b)    Involuntary Termination Not for Cause. In the event of an involuntary Termination of Employment not for Cause, the Committee may determine that the Participant shall be deemed to have earned none, a portion, or all of an Award Opportunity for the Performance Period in which termination occurred, either at the time of termination or following completion of the Performance Period, in the Committee’s sole discretion.

9.	Additional Forfeiture Provisions Applicable to Awards.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

10.	General Provisions.

(a)    Changes to this Plan. The Committee may at any time amend, alter, suspend, discontinue, or terminate this Plan, and such action shall not be subject to the approval of the Company’s shareholders or Participants;

provided, however, that any amendment to the Plan beyond the scope of the Committee’s authority shall be subject to the approval of the Board of Directors. The foregoing notwithstanding, the Committee may, in its discretion, accelerate the termination of any deferral period and the resulting payment and settlement of deferred amounts, with respect to an individual Participant or all Participants, without the consent of the affected Participants.

(b)    Long-Term Incentives Not Annual Bonus for Purposes of Other Plans. Amounts earned or payable under the Plan in connection with Awards not designated by the Committee as annual incentive awards, annual bonuses or similar designations shall not be deemed to be annual incentive or annual bonus compensation (regardless of whether an Award is earned in respect of a period of one year or less) for purposes of any retirement or supplemental pension plan of the Company, any employment agreement or change in control agreement between the Company and any Participant, or for purposes of any other plan, unless the Company shall enter into a written agreement that specifically identifies this Plan by name and specifies that amounts earned or payable hereunder shall be considered to be annual incentive or annual bonus compensation.

(c)    Unfunded Status of Participant Rights. Awards, accounts, deferred amounts, and related rights of a Participant represent unfunded deferred compensation obligations of the Company for ERISA and federal income tax purposes and, with respect thereto, the Participant shall have rights no greater than those of an unsecured creditor of the Company.

(d)    Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

(e)    No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any employee’s employment at any time.

(f)    Severability. The invalidity of any provision of the Plan or a document hereunder shall not be deemed to render the remainder of this Plan or such document invalid.

(g)    Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that such successor may replace the Plan with a Plan substantially equivalent in opportunity and achievability, as determined by a nationally recognized compensation consulting firm, and covering the participants at the time of such succession. Any successor and the ultimate parent company of such successor shall in any event be subject to the requirements of this Section 10(g) to the same extent as the Company. Subject to the foregoing, the Company may transfer and assign its rights and obligations hereunder.

(h)    Effective Date of Plan; Shareholder Approval; Termination of Plan. This Plan shall be effective as of February 2, 2003. The Company shall submit the Plan, including the material terms of the Plan specified in Treasury Regulation 1.162-27(e)(4), to shareholders for approval at the Company’s 2003 Annual Meeting of Shareholders, and the Plan shall be terminated in the event shareholders decline to approve it at that Annual Meeting. If approved by shareholders, the Plan will terminate at such time as may be determined by the Board of Directors.

(i)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations or document hereunder shall be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, and other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

CHARMING SHOPPES, INC.

Proxy for Annual Meeting of Shareholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Dorrit J. Bern and Joseph L. Castle, II, and each of them, Proxies of the undersigned, with full power of substitution, to vote and act as designated on the reverse side with respect to all shares of Common Stock of Charming Shoppes, Inc. (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 26, 2003 and at any adjournments thereof.

UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR, “FOR” THE APPROVAL OF THE 2003 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN AND “FOR” THE APPROVAL OF THE 2003 INCENTIVE COMPENSATION PLAN, ALL AS SET FORTH IN THE PROXY STATEMENT.

(continued on reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHARMING SHOPPES, INC.

Thursday, June 26, 2003

10:00 a.m.

450 Winks Lane

Bensalem, PA 19020

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach and mail in the envelope provided.    ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES PROPOSED FOR ELECTION AS DIRECTORS, “FOR” THE APPROVAL OF THE 2003 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN AND “FOR” THE APPROVAL OF THE 2003 INCENTIVE COMPENSATION PLAN. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF CLASS A DIRECTORS			2. PROPOSAL TO APPROVE THE 2003 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN. 3. PROPOSAL TO APPROVE THE 2003 INCENTIVE COMPENSATION PLAN.	FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES m William O. Albertini m Charles T. Hopkins

The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Meeting.

The undersigned acknowledges receipt of the Annual Report, the Notice of Annual Meeting of Shareholders and the Proxy Statement, and revokes all previously granted Proxies.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder                                                   Date:                               Signature of Shareholder                                                  Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.